UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

GENPREX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GENPREX, INC.

3300 Bee Cave Road, #650-227, Austin, TX 78746

July 16, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Genprex, Inc. (“Genprex” or the “Company”) to be held at 9:30 a.m. Central Time on Friday, August 15, 2025.

The Annual Meeting will be held in a virtual meeting format at www.proxydocs.com/GNPX. You will not be able to attend the Annual Meeting in person.

Details regarding the virtual meeting, the business to be conducted at the virtual meeting, and information about Genprex that you should consider when you vote your shares are described in the accompanying proxy statement.

At the Annual Meeting, (i) one person will be nominated for election to our Board of Directors; (ii) we will ask stockholders to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2025; (iii) we will ask stockholders to approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the proxy statement; (iv) we will ask stockholders to approve an amendment and restatement of our 2018 Equity Incentive Plan; (v) we will ask stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of our issued and outstanding common stock pursuant to the purchase agreement with Lincoln Park Capital Fund, LLC; (vi) we will ask stockholders to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), at any time prior to December 31, 2026, subject to our Board of Directors’ determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of our stockholders; and (vii) we will ask stockholders to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing matters presented are insufficient to approve any of said matters. We may also ask stockholders to consider and act upon other matters which may properly come before the meeting and/or any adjournment(s) or postponement(s) thereof.

On or about July 18, 2025, we intend to begin mailing to our stockholders a Notice for our Annual Meeting (the “Notice”) along with our proxy statement for our Annual Meeting, our 2024 Annual Report on Form 10-K (the “Annual Report”) and a proxy card. The Notice also provides instructions on how to vote online.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote. You may vote over the Internet, by telephone, or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Genprex. We look forward to seeing you during the webcast of the Annual Meeting.

Sincerely,

Ryan M. Confer
President, Chief Executive Officer & Chief Financial Officer

GENPREX, INC.

3300 Bee Cave Road, #650-227, Austin, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 15, 2025

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Genprex, Inc. (“Genprex” or the “Company”) will be held on Friday, August 15, 2025, at 9:30 a.m. Central Time. This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our Annual Meeting virtually via the Internet and vote during the meeting by visiting www.proxydocs.com/GNPX. You will not be able to attend the Annual Meeting at a physical location.

THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

1.	To elect the Class II director named herein to hold office until the 2028 annual meeting of stockholders.

2.

To ratify the selection by the Audit Committee of our Board of Directors (the “Board of Directors” or the “Board”) of WithumSmith+Brown, PC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

3.	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement.

4.	To approve the Company’s amended and restated 2018 Equity Incentive Plan (the “2018 Plan”, and as so amended and restated, the “Amended Equity Plan”).

5.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC.

6.

To adopt and approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), at any time prior to December 31, 2026, subject to the Board’s determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders.

7.

To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented are insufficient to approve any of said proposals.

8.	To conduct any other business properly brought before the meeting and/or any adjournment(s) or postponement(s) thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

WHO MAY VOTE:

You may vote if you were the record owner of Genprex common stock at the close of business on July 7, 2025.

To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/GNPX. In order to attend, you must register in advance at www.proxydocs.com/GNPX prior to the deadline of August 13, 2025, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions in advance of the meeting. You will not be able to attend the Annual Meeting in person.

All stockholders are cordially invited to attend the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the instructions in the Notice and to submit your proxy over the Internet or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 15, 2025

Our proxy materials including our proxy statement for the 2025 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2024 and proxy card are available on the Internet at www.proxydocs.com/GNPX. Hard copies of such proxy materials and this Notice are being mailed to our stockholders of record beginning on or about July 18, 2025.

By Order of the Board of Directors,

Ryan M. Confer
President, Chief Executive Officer & Chief Financial Officer

Austin, Texas

July 16, 2025

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL 1: ELECTION OF CLASS II DIRECTOR	8

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS	11

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	15

ETHICS CODE	15

INSIDER TRADING POLICY	15

EXECUTIVE OFFICERS	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

EXECUTIVE OFFICER COMPENSATION	19

DIRECTOR COMPENSATION	28

PAY VERSUS PERFORMANCE	30

RELATED PARTY TRANSACTIONS	32

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	35

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN	36

PROPOSAL 5: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING COMMON STOCK	44

PROPOSAL 6: APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL	47

PROPOSAL 7: APPROVAL OF THE ADJOURNMENT PROPOSAL	53

STOCKHOLDER PROPOSALS	54

ANNUAL REPORT	54

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	54

OTHER MATTERS	55

APPENDIX A: AMENDED AND RESATED 2018 EQUITY INCENTIVE PLAN	A-1

APPENDIX B: PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC	B-1

APPENDIX C: CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	C-1

GENPREX, INC.

3300 Bee Cave Road, #650-227, Austin, TX 78746

PROXY STATEMENT

FOR THE GENPREX, INC. 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 15, 2025

This proxy statement contains information about the 2025 Annual Meeting of Stockholders of Genprex, Inc. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:30 a.m., Central Time, on Friday, August 15, 2025. The Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our Annual Meeting virtually via the Internet, vote and submit your questions in advance of the meeting by visiting www.proxydocs.com/GNPX. You will not be able to attend the Annual Meeting in person. In this proxy statement, we refer to Genprex, Inc. as “Genprex,” “the Company,” “we,” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about July 18, 2025. A list of record holders of the Company’s stock entitled to vote at the Annual Meeting (the “Stockholder List”) will be available for examination by any stockholder of the Company, for any purpose germane to the Annual Meeting, for a period of ten days ending on the day before the date of the Annual Meeting, during ordinary business hours, at the Company’s principal executive office located at 3300 Bee Cave Road, #650-227, Austin, TX 78746. If you wish to view this list, please contact Investor Relations at Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are we calling this Annual Meeting?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held virtually via live webcast on Friday, August 15, 2025, at 9:30 a.m. Central Time and any adjournment(s) or postponement(s) of the meeting. This proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you this proxy statement, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, because you owned shares of our common stock on the record date.

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect William R. Wilson, Jr. to serve as a director for a three-year term expiring at the 2028 annual meeting of stockholders (the “Director Election Proposal”).

●	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”).

●	To approve, on an advisory basis, the executive compensation of the Company’s Named Executive Officers (defined below) as described in the proxy statement (the “Say-on-Pay Proposal”).

●	To approve the Company’s amended and restated 2018 Equity Incentive Plan (the “2018 Plan”, and as so amended and restated, the “Amended Equity Plan”) (the “Incentive Plan Proposal”).

●

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”) (the “Nasdaq Proposal”).

●

To adopt and approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), at any time prior to December 31, 2026, subject to our Board of Directors’ determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”).

●

To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented are insufficient to approve any of said proposals (the “Adjournment Proposal”).

●	To consider any other matters that may properly come before the Annual Meeting and/or any adjournment(s) or postponement(s) thereof.

How Does the Board of Directors Recommend That I Vote on the Proposals?

Our Board of Directors believes that: (i) the election of the director nominee identified herein; (ii) the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025; (iii) the compensation of our Named Executive Officers for the year ended December 31, 2024, as described in this proxy statement, was appropriate; (iv) the Company’s amended and restated Plan; (v) the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park; (vi) an amendment to the Company’s Charter to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), at any time prior to December 31, 2026, subject to our Board of Directors’ determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders; and (vii) the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented are insufficient to approve any of said proposals, are advisable and in the best interests of the Company and its stockholders and recommends that you vote as follows:

●	“FOR” the Director Election Proposal.

●	“FOR” the Auditor Ratification Proposal.

●	“FOR” the Say-on-Pay Proposal.

●	“FOR” the Incentive Plan Proposal.

●	“FOR” the Nasdaq Proposal.

●	“FOR” the Reverse Stock Split Proposal.

●	“FOR” the Adjournment Proposal.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Annual Meeting?

In order to hold the Annual Meeting, there must be a quorum. At the Annual Meeting, the presence in person (including, in the case of the virtual Annual Meeting, by remote communication) or represented by proxy, of one-third (1/3) of the voting power of our stock outstanding on the record date and entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

Why is the Company Holding an Annual Meeting in Virtual Format?

This year’s Annual Meeting will be held in a virtual meeting format only. The virtual format provides the opportunity for participation by a broader group of our stockholders, while reducing costs associated with planning, holding and arranging logistics for in-person meeting proceedings. Hosting a virtual meeting also (i) enables increased stockholder attendance and participation because stockholders can participate equally from any location around the world, at little to no cost, and (ii) reduces the environmental impact of our Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions in advance of the meeting by visiting www.proxydocs.com/GNPX. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

Who Is Entitled to Vote at the Annual Meeting?

Only stockholders who owned our common stock at the close of business on July 7, 2025, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 33,466,784 shares of our common stock outstanding and entitled to vote. Our common stock is our only outstanding class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in accordance with the time periods specified in this proxy statement and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own as of the close of business on July 7, 2025, entitles you to one vote.

Who Can Attend the Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual Annual Meeting. For instructions on how to attend the Annual Meeting, see “How Do I Attend the Annual Meeting?” below.

What is the Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy directly to us or to vote by remote communication at the Annual Meeting.

Beneficial Owner

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares by remote communication at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What Vote is Required to Approve Each Proposal and How are Votes Counted?” below.

How Do I Attend the Annual Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting, vote their shares during the Annual Meeting, and submit their questions during the Annual Meeting live via the Internet by following the instructions below.

If you are a stockholder of record, you must:

●

Follow the instructions provided on your Notice card to first register at www.proxydocs.com/GNPX by 5:00 p.m. Eastern Time on August 13, 2025. You will need to enter your name, phone number, control number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration.

●

On the day of the Annual Meeting, if you have properly registered, you will receive an email approximately one-hour prior to the Annual Meeting with a unique access URL. To enter the Annual Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the instructions below.

If you are the beneficial owner of shares held in “street name”, you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●

Register at www.proxydocs.com/GNPX by 5:00 p.m. Eastern Time on August 13, 2025. As part of the registration process you will need to enter your name, phone number, and email address, and provide a copy of the legal proxy (which can be sent via email to the address listed on the registration website), following which you will receive an email confirming your registration and your control number. Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.

●

On the day of the Annual Meeting, if you have properly registered, you will receive an email approximately one-hour prior to the Annual Meeting with a unique access URL. To enter the Annual Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the instructions below.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Vstock Transfer, LLC, or you have stock certificates registered in your name, you may vote:

Voting During the Annual Meeting:

●

To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/GNPX. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions in advance of the meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Voting Prior to the Annual Meeting:

●

Over the Internet. You may submit your vote over the Internet at www.proxypush.com/GNPX. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on August 14, 2025. Have your proxy card in hand as you will be prompted to enter your control number.

●

By Mail. You can vote by mail by completing, signing, dating and returning the proxy card mailed to you as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations. Proxies submitted by mail must be received by the close of business on August 14, 2025 in order to ensure that your vote is counted.

●

By Telephone. To vote over the telephone, dial toll-free 866-356-9132 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on August 14, 2025, to be counted. Have your proxy card in hand as you will be prompted to enter your control number.

If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting over the Internet as instructed above;

●	by notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by Internet, telephone, or proxy card is the one that will be counted. For purposes of submitting your vote over the Internet before the Annual Meeting, you may change your vote until 11:59 p.m. Eastern Time on August 14, 2025. At this deadline, the last vote submitted will be the vote that is counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What are “broker non-votes”?

Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The Director Election Proposal, the Say-on-Pay Proposal, the Incentive Plan Proposal, and the Nasdaq Proposal have historically been considered to be “non-routine” matters and brokers, banks or other nominees are not permitted to vote on these matters if the broker, bank or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers, banks or other nominees how they wish to vote their shares on these proposals. The Auditor Ratification Proposal, the Reverse Stock Split Proposal, and the Adjournment Proposal have historically been considered to be “routine” matters, hence, a broker, bank or other nominee will have discretionary authority to vote on the Auditor Ratification Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal even if it does not receive instructions from the beneficial owner. However, if the Auditor Ratification Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal are deemed by the New York Stock Exchange to be “non-routine” matters, brokers will not be permitted to vote on the Auditor Ratification Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Will My Shares be Voted if I Do Not Vote?

If you are the stockholder of record, your votes will not be counted if you do not vote as described under “How Do I Vote?” above. If you are the beneficial owner of shares held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on matters that are considered to be “routine” by the New York Stock Exchange. The Auditor Ratification Proposal, the Reverse Stock Split Proposal, and the Adjournment Proposal have historically been considered to be “routine” matters by the New York Stock Exchange but the Director Election Proposal, the Say-on-Pay Proposal, the Incentive Plan Proposal, and the Nasdaq Proposal have historically been considered to be “non-routine” matters.  If you are the beneficial owner of shares held in street name, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Director Election Proposal

Our directors are elected by a plurality, which means that the nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected up to the number of directors being elected at this meeting.  This means that the one nominee who receives the largest number of affirmative votes cast on the election of directors will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. The Director Election Proposal has historically been considered to be a “non-routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. As a result, withheld votes and “broker non-votes,” if any, will not affect the outcome of the vote on the Director Election Proposal. Holders of common stock are not entitled to cumulative voting in the election of directors.

Proposal 2: Auditor Ratification Proposal

The affirmative vote of a majority of the votes properly cast on the Auditor Ratification Proposal is required to approve the Auditor Ratification Proposal. The Auditor Ratification Proposal has historically been considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, we do not expect that any broker non-votes will occur on the Auditor Ratification Proposal; however, if any broker non-votes were to occur on the Auditor Ratification Proposal such broker non-votes would not have any effect on the Auditor Ratification Proposal. Abstentions, if any, will also not have any effect on the Auditor Ratification Proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for 2025, the Audit Committee of our Board of Directors values the opinion of our stockholders and will reconsider its appointment, taking the results of this vote into consideration.

Proposal 3: Say-on-Pay Proposal

With respect to the Say-on-Pay Proposal, the affirmative vote of a majority of the votes properly cast on the Say-on-Pay Proposal is required to approve the Say-on-Pay Proposal. The Say-on-Pay vote on our Named Executive Officers’ compensation is advisory, and therefore not binding on the Company. The Say-on-Pay Proposal has historically been considered to be a “non-routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. Accordingly, broker non-votes may occur on this proposal. Abstentions, if any, and broker non-votes, if any, will not have any effect on the Say-on-Pay Proposal.

Proposal 4: Incentive Plan Proposal

With respect to the Incentive Plan Proposal, the affirmative vote of a majority of the votes properly cast on the Incentive Plan Proposal is required to approve the Incentive Plan Proposal. The Incentive Plan Proposal has historically been considered to be a “non-routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. Accordingly, broker non-votes may occur on this proposal. Abstentions, if any, and broker non-votes, if any, will not have any effect on the Incentive Plan Proposal.

Proposal 5: Nasdaq Proposal

With respect to the Nasdaq Proposal, the affirmative vote of a majority of the votes properly cast on the Nasdaq Proposal is required to approve the Nasdaq Proposal; provided, however, that the vote of any shares of our common stock issued to Lincoln Park Capital Fund, LLC pursuant to the Purchase Agreement (as defined in the Nasdaq Proposal) will not be counted in determining whether or not the Nasdaq Proposal is approved. The Nasdaq Proposal has historically been considered to be a “non-routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. Accordingly, broker non-votes may occur on this proposal. Abstentions, if any, and broker non-votes, if any, will not have any effect on the Nasdaq Proposal.

Proposal 6: Reverse Stock Split Proposal

With respect to the Reverse Stock Split Proposal, the affirmative vote of a majority of the votes properly cast on the Reverse Stock Split Proposal is required to approve the Reverse Stock Split Proposal. The Reverse Stock Split Proposal has historically been considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, we do not expect that any broker non-votes will occur on the Reverse Stock Split Proposal; however, if any broker non-votes were to occur on the Reverse Stock Split Proposal such broker non-votes would not have any effect on the Reverse Stock Split Proposal. Abstentions, if any, will also not have any effect on the Reverse Stock Split Proposal.

Proposal 7: Adjournment Proposal

With respect to the Adjournment Proposal (if necessary), the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the Adjournment Proposal is required to approve the Adjournment Proposal. The Adjournment Proposal has historically been considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, we do not expect that any broker non-votes will occur on the Adjournment Proposal; however, if any broker non-votes were to occur on the Adjournment Proposal such broker non-votes would not have any effect on the Adjournment Proposal. Abstentions, if any, will also not have any effect on the Adjournment Proposal.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Who Will Pay the Costs of Soliciting these Proxies?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, fax or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

In addition, we have engaged Mediant Communications Inc., a BetaNXT business, to assist in the solicitation of proxies and provide related informational support, for a services fee, which is not expected to exceed $15,000.

Proposals should be addressed to:

Genprex, Inc.

Attn: Corporate Secretary

3300 Bee Cave Road, #650-227

Austin, TX 78746

PROPOSAL 1

ELECTION OF CLASS II DIRECTOR

Our Board of Directors is divided into three classes: Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has four members. There is one Class II director, William R. Wilson, Jr., whose term of office expires in 2025. Proxies may not be voted for a greater number of persons than the one nominee, Mr. Wilson, named in this proxy statement. Mr. Wilson, a current director of the Company, was recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, Mr. Wilson would serve until the 2028 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. While the Company does not have a formal policy requiring members of our Board of Directors to attend our annual meetings, it is our general practice to invite directors and nominees for director to attend the annual meeting each year. Each of our then-incumbent directors attended our annual meeting of stockholders in June 2024.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. The only nominee for Class II directorship to be considered at the Annual Meeting is Mr. Wilson. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Wilson. If Mr. Wilson becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Mr. Wilson has agreed to serve if elected. The Company’s management has no reason to believe that Mr. Wilson will be unable to serve.

Nominees

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board of Directors. However, each member of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominee for Election for A Three-Year Term Expiring at the 2028 Annual Meeting

William (“Will”) R. Wilson, Jr., 75, has served as a member of our Board of Directors since March 18, 2020. Since January 2006, he has served as Chairman, President and Chief Executive Officer of Wilson Land & Cattle Co., an investment company. Mr. Wilson has more than 40 years of legal experience in health care regulation, biotechnology, clinical trial management, nursing home licensing and regulation, physician accreditation, securities, corporate governance, contractual and other legal matters. Mr. Wilson is a member of the State Bar of Texas and has been admitted to practice before the United States District Court for the Western District of Texas. Mr. Wilson previously served as Judge of the 250th District Court of Travis County, Texas, where he presided over civil litigation, and as Assistant District Attorney for Dallas County, Texas. Mr. Wilson holds a Bachelor of Arts degree from Vanderbilt University and a JD degree from Southern Methodist University.

Our Nominating and Corporate Governance Committee and Board of Directors believe that Mr. Wilson’s more than 40 years of experience as an attorney in fields related to our business and 20 years of experience as an investor, make him a valuable member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF WILLIAM R. WILSON, JR. AS THE CLASS II DIRECTOR.

Class III Directors Continuing in Office Until the 2026 Annual Meeting

Jose Antonio Moreno Toscano, 52, has served as a member of our Board of Directors since March 18, 2020 and as non-executive Chairman of our Board of Directors since May 8, 2024. Since April 2018, Mr. Moreno Toscano has been Chief Executive Officer of LFB USA Inc., the US subsidiary of LFB Group, a global integrated biopharmaceutical company dedicated to developing innovative products through recombinant, plasma derived and cell therapy technology. From July 2017 to March 2018, Mr. Moreno Toscano served as President of Safe Harbor Compliance and Clinical Services, an integrated health care services provider dedicated to providing specialty pharmaceuticals and ancillary services in primary care offices, and from July 2016 to September 2018, he also served as a member of its board of directors. From March 2016 to March 2017, Mr. Moreno Toscano served as CEO, Americas, for Kompan Inc., a US subsidiary of Kompan A/S, a world leader in playground equipment. From March 2006 to March 2016, Mr. Moreno Toscano served as President of ALK-Abello Inc., a US subsidiary of ALK-Abello A/S, a pharmaceutical company that is a world leader in allergy immunotherapy. Prior to his tenure with ALK-Abello, Mr. Moreno Toscano was the Chief Financial Officer of Applus A/S, a market leader in automotive inspection services, and prior to Applus, he held several positions at Christian Hansen Holding A/S, a global leader in pharmaceutical manufacturing and producer of natural ingredients for the food, beverage, dietary supplement and agricultural industries. Mr. Moreno Toscano holds a Master’s Degree in Law from the Universidad de Murcia in Spain and an MBA in International Finance and Strategy from the Ecole Nationale des Ponts et Chaussees in Paris. Mr. Moreno Toscano holds the National Association of Corporate Directors (NACD) Directorship CertificationTM.

Our Nominating and Corporate Governance Committee and Board of Directors believe that Mr. Moreno Toscano’s more than 20 years of experience in the pharmaceutical and biotechnology industries, building, developing and transforming organizations, and successful track record of identifying and capitalizing on opportunities to drive exponential revenue growth and market expansion, revitalizing underperforming operations and establishing foundations for successful start-up operations, as well as his experience in strategic planning, corporate restructuring, business development, mergers and acquisitions, investor relations, and general management, make him a valuable member of our Board of Directors.

Ryan M. Confer, 43, has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 8, 2024.  Mr. Confer also currently serves as our Chief Financial Officer, a position he has held since September 2016. From December 2013 through September 2016, he served as our Chief Operating and Financial Officer, and from June 2011 to December 2013 as our Business Manager. Mr. Confer has served us in a variety of strategic, operations, and finance capacities since our inception in 2009 both as a consultant through his own firm, Confer Capital, Inc., and as an employee. Mr. Confer has over 10 years of entrepreneurial and executive experience in planning, launching, developing, and growing emerging technology companies. He has served in c-level and vice president roles for non-profit and for-profit entities since 2008. Most notably, Mr. Confer served as Vice President of Customer Experience and then later as Vice President of Strategy for KaiNexus Inc., an emerging technology company that develops continuous improvement software. Prior to his entrepreneurial experience, Mr. Confer served as a business development consultant for the University of Texas at Austin’s IC2 Institute, an international think tank and incubator, where he focused on evaluating the commercialization potential of nascent technologies in emerging growth markets. Mr. Confer holds a BS in finance and legal studies from Bloomsburg University of Pennsylvania and an MS in technology commercialization from the McCombs School of Business at the University of Texas at Austin.

Our Nominating and Corporate Governance Committee and Board of Directors believe that Mr. Confer’s broad experience in areas and disciplines including corporate and business strategy and operations, finance and accounting, as well as his positions and service as President and Chief Executive Officer and Chief Financial Officer of the Company, make him a valuable member of our Board of Directors.

Class I Director Continuing in Office Until the 2027 Annual Meeting

Brent M. Longnecker, 69, has served as a member of our Board of Directors since March 18, 2020. Since January 2021, Mr. Longnecker has been the Chairman and Chief Executive Officer of 1 Reputation, a strategy, executive compensation, and corporate governance consulting firm. From August 2003 to February 2022, Mr. Longnecker was Founder & CEO of Longnecker & Associates.  From June 1999 to August 2003, Mr. Longnecker served as President of Resources Consulting Group, and Executive Vice President of Resources Connection. Mr. Longnecker has over 36 years of consulting experience, including as National Partner-In-Charge for the Performance Management and Compensation Consulting Practice of Deloitte & Touche and as partner at KPMG Peat Marwick. Mr. Longnecker has worked with companies globally including the industries of high tech, finance, service, manufacturing and more. He is a Board Fellow with the NACD and is a past board member. Mr. Longnecker holds Bachelor of Business Administration and MBA degrees from the University of Houston. He is a prolific author about executive compensation and corporate governance.

Our Nominating and Corporate Governance Committee and Board of Directors believe that Mr. Longnecker’s more than 36 years of experience in corporate governance, executive compensation, and risk management consulting for public, private, and non-profit organizations, and his deep expertise in healthcare, energy, real estate, manufacturing, and financial companies, make him a valuable member of our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under the listing requirements and rules of The Nasdaq Capital Market, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of The Nasdaq Capital Market require that each member of a listed company’s audit, compensation and nominating and governance committee be independent. Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), or Rule 10A-3. To be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board of directors or any other board of directors committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that, other than Ryan M. Confer, our President, Chief Executive Officer, Chief Financial Officer and member of our Board of Directors, each of our directors does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the listing requirements and rules of The Nasdaq Capital Market and under the applicable rules and regulations of the SEC. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Director Composition

Our Board of Directors is currently composed of four directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. We have no formal policy regarding diversity of our Board of Directors. Our priority in selection of members of our Board of Directors is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board of Directors members, knowledge of our business and understanding of the competitive landscape.

Board of Directors Leadership Structure

Jose Antonio Moreno Toscano currently serves as the non-executive Chairman of our Board of Directors. The Board of Directors does not currently have a lead independent director. We believe that the leadership structure of our Board of Directors is appropriate at the present time, in light of the small size of our Board of Directors. We believe that the fact that three of the four members of the Board of Directors are independent reinforces the independence of the Board of Directors in its oversight of our business and affairs and provides for objective evaluation and oversight of management’s performance, as well as management accountability. In addition, we have a separate chair for each committee of the Board of Directors. The chair of each committee is expected to report to the Board of Directors from time to time, or whenever so requested by the Board of Directors, on the activities of his committee.

Role of the Board of Directors in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports filed with the SEC. The Audit Committee of our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of our Board of Directors. The Audit Committee receives reports from management regarding our assessment of risks. In addition, the Audit Committee reports regularly to our Board of Directors, which also considers our risk profile. The Audit Committee and our Board of Directors focus on the most significant risks we face and our general risk management strategies. Our Board of Directors is responsible for the oversight of our cybersecurity risk management.  Our Board of Directors delegates oversight of the cybersecurity risk management program to our Audit Committee and our Audit Committee updates our Board of Directors on our cybersecurity risk management program, including any critical cybersecurity risks, ongoing cybersecurity initiatives and strategies, and applicable regulatory requirements and industry standards on an annual and as-needed basis. While our Board of Directors oversees our risk management, management is responsible for day-to-day risk management team processes. Our Board of Directors believes that full and open communication between management and our Board of Directors is essential for effective risk management and oversight.

Meetings of the Board of Directors

The Board of Directors met 21 times in 2024. All directors attended at least 75% of the meetings (i) of the Board of Directors during 2024, and (ii) of all committees of our Board of Directors on which the director served. While we do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, it is our general practice to invite directors and nominees for director to attend our annual meeting each year. Our last annual meeting of stockholders was held on June 18, 2024. All of our directors serving at the time attended last year’s annual meeting.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee currently consists of Brent M. Longnecker, Jose Antonio Moreno Toscano and William R. Wilson, Jr., each of whom is “independent” as that term is defined under applicable SEC rules and Nasdaq listing standards. Mr. Moreno Toscano has served as the chair of the Audit Committee since July 24, 2020. Our Board of Directors has determined that each of Mr. Longnecker and Mr. Moreno Toscano is an “audit committee financial expert” as that term is defined by applicable SEC rules, and that each qualifies as a financially sophisticated audit committee member under the listing standards of The Nasdaq Capital Market. In determining that (i) each of our Audit Committee members satisfies the financial literacy requirements for audit committee members and (ii) each of our audit committee financial experts satisfies the financial sophistication requirements under applicable Nasdaq listing standards and SEC rules, our Board of Directors made a qualitative assessment of each of Mr. Longnecker’s, Mr. Moreno Toscano’s and Mr. Wilson’s level of knowledge and experience based on a number of factors, including each of their formal educations, experience in finance and other areas and business acumen. The Board of Directors has adopted a written Charter of the Audit Committee that is available to stockholders on our website at www.genprex.com/investors/corporate-governance. The information on our website is not incorporated by reference into this proxy statement or our Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee met four times during the year ended December 31, 2024.

The responsibilities of our Audit Committee include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosure;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	discussing our risk management policies;

●	oversight of our cybersecurity risk management program, as delegated by our Board of Directors;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the Audit Committee report required by SEC rules.

Report of the Audit Committee of the Board of Directors

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)).

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for the filing with the SEC.

The Audit Committee of the Board of Directors of Genprex, Inc. Jose Antonio Moreno Toscano, Chair Brent M. Longnecker William R. Wilson, Jr.

Compensation Committee

Our Compensation Committee currently consists of Brent M. Longnecker, Jose Antonio Moreno Toscano and William R. Wilson, Jr., each of whom is “independent” as that term is defined under applicable SEC rules and Nasdaq listing standards. Mr. Longnecker has served as the chair of our Compensation Committee since July 24, 2020. The Board of Directors has adopted a written Charter of the Compensation Committee that is available to stockholders on our website at www.genprex.com/investors/corporate-governance. The Compensation Committee met two times during the year ended December 31, 2024.

The responsibilities of our Compensation Committee include:

●

reviewing and approving (or, if it deems appropriate, making recommendations to our Board of Directors regarding) corporate performance goals and objectives, which shall support and reinforce our Company’s long-term strategic goals, relevant to our compensation plans and programs;

●

evaluating (including, if it deems appropriate, with the input of some or all of the other members of our Board of Directors) risks associated with and potential consequences of our compensation policies and practices;

●	reviewing and approving, or recommending that our Board approve, the compensation of our chief executive officer and our other executive officers;

●	overseeing and administering our Compensation Recovery Policy;

●	reviewing and recommending to our Board the compensation of our directors;

●	selecting independent compensation consultants and advisers and assessing whether there are any conflicts of interest with any of the Compensation Committee’s compensation advisers; and

●	reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans.

Compensation Committee Processes and Procedures

The Compensation Committee discusses and makes recommendations to the Board of Directors for annual compensation adjustments, annual bonuses, annual equity awards, and performance goals and objectives for our executive officers. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which makes recommendations to the Board of Directors regarding any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. For all compensation matters, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

In addition, under its Charter, the Compensation Committee has the authority (i) to obtain, at the expense of the Company, advice and assistance from, and shall have sole authority to retain and terminate, any external legal, accounting or other advisers and consultants, including any compensation consultant, to assist in the evaluation of director, chief executive officer or senior executive compensation (each an “Advisor”); (ii) appoint, compensate and oversee the work of any such Advisor, and such Advisor shall report directly, and be accountable, to the Compensation Committee; and (iii) form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board of Directors to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”); (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act. The Compensation Committee is required to evaluate the independence of any compensation consultant it engages based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as are deemed relevant under the circumstances.

In 2024, after taking into account the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Aon Radford as its compensation consultant. Aon Radford was retained to provide various compensation consulting services, including access to benchmarking databases to assist with the assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Brent M. Longnecker, Jose Antonio Moreno Toscano and William R. Wilson, Jr., each of whom is “independent” as that term is defined under applicable SEC rules and Nasdaq listing standards.  Mr. Longnecker has served as the chair of the Nominating and Corporate Governance Committee since July 24, 2020. The Board of Directors has adopted a written Charter of the Nominating and Corporate Governance Committee that is available to stockholders on our website at www.genprex.com/investors/corporate-governance. The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2024.

The responsibilities of our Nominating and Corporate Governance Committee include:

●	identifying individuals qualified to become members of our Board of Directors;

●	recommending to our Board of Directors the persons to be nominated for election as directors and for appointment to each of the Board of Directors’ committees;

●	reviewing and making recommendations to our Board of Directors with respect to management succession planning;

●	developing and recommending to our Board of Directors corporate governance principles; and

●	overseeing a periodic evaluation of our Board of Directors.

The Nominating and Corporate Governance Committee does not set specific criteria for directors, but seeks individuals who have the ability to read and understand basic financial statements, the highest personal integrity and ethics, relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee may modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Secretary, in accordance with the timeline set forth and other applicable requirements referenced in the section captioned “Stockholder Proposals” below.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746. These communications will be reviewed by the Secretary of Genprex or other appropriate designee, who will determine whether the communication is appropriate for presentation to the Board of Directors or the relevant director. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

ETHICS CODE

We have adopted a written Code of Business Conduct and Ethics, or Ethics Code, that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Ethics Code is available on our website at www.genprex.com/investors/corporate-governance. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding a substantive amendment to, or a waiver from, a provision of our Ethics Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of the SEC’s Regulation S-K, by posting such information on our website, www.genprex.com, or by filing a Form 8-K.

INSIDER TRADING POLICY

Our Company has an insider trading policy governing the purchase, sale and other dispositions of our Company’s securities that applies to all Company personnel, including directors, officers, employees, other covered persons as well as the Company. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

EXECUTIVE OFFICERS

Ryan M. Confer, 43, has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 8, 2024 and as our Chief Financial Officer since September 2016. For Mr. Confer’s biography, please see the section above entitled “Class III Directors Continuing in Office Until the 2026 Annual Meeting.”

Mark S. Berger, M.D., 70, has served as our Chief Medical Officer since September 27, 2021.  In this role, Dr. Berger serves as a member of our executive leadership team and oversees our pipeline of clinical development programs.  Previously, Dr. Berger served as Chief Medical Officer of Actinium Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, from January 2017 to September 2021. Prior to joining Actinium Pharmaceuticals, Inc., Dr. Berger served as Senior Vice President of Clinical Research at Kadmon Corporation, from September 2013 to January 2017. Dr. Berger has also served in various other capacities including Chief Medical Officer of Deciphera Pharmaceuticals; Vice President of Clinical Development of Gemin X Pharmaceuticals; Group Director of GlaxoSmithKline; and Senior Director of Wyeth Research. Dr. Berger holds a B.A. in Biology from Wesleyan University and an M.D. from the University of Virginia School of Medicine. He completed his Hematology/Oncology fellowship at the University of Pennsylvania, where he was an Assistant Professor of Medicine, and also served as a Research Fellow at the Ludwig Institute for Cancer Research and the Imperial Cancer Research Fund, both in London.  Dr. Berger is board certified in internal medicine, hematology and medical oncology.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our executive officers or any of our directors, and any other person, pursuant to which the executive officer or director was selected to serve as an executive officer or director.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to us with respect to the beneficial ownership of our common stock as of June 30, 2025 (unless otherwise noted) by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors (including nominees for director);

●	each of our Named Executive Officers; and

●	all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 33,145,048 shares of common stock outstanding as of June 30, 2025. Options and warrants to purchase shares of our common stock that are exercisable as of June 30, 2025, or within 60 days of June 30, 2025, and restricted stock units (“RSUs”) that are vested as of June 30, 2025, or within 60 days of June 30, 2025 (unless otherwise noted), are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Directors (including Nominees) and Named Executive Officers
Ryan M. Confer	74,296	(1)	*
Brent M. Longnecker	12,962	(2)	*
Jose Antonio Moreno Toscano	12,087	(3)	*
William R. Wilson, Jr.	12,087	(4)	*
Mark S. Berger	34,190	(5)	*
J. Rodney Varner	121,842	(6)	*
Catherine M. Vaczy	31,151	(7)	*
All current executive officers and directors as a group (5 persons)	145,622	(8)	*

*	Represents beneficial ownership of less than 1%.

(1)	Represents (i) 32,968 shares of common stock held by Ryan M. Confer and (ii) 41,328 shares of common stock issuable upon exercise of options.

(2)

Represents (i) 8,220 shares of common stock held by Brent M. Longnecker, (ii) 500 shares of common stock held by Longnecker Associates Ltd., and (iii) 4,242 shares of common stock issuable upon exercise of options.

(3)	Represents (i) 7,845 shares of common stock held by Jose Antonio Moreno Toscano, and (ii) 4,242 shares of common stock issuable upon exercise of options.

(4)	Represents (i) 7,845 shares of common stock held by William R. Wilson, Jr., and (ii) 4,242 shares of common stock issuable upon exercise of options.

(5)	Represents (i) 17,971 shares of common stock held by Mark S. Berger and (ii) 16,219 shares of common stock issuable upon exercise of options.

(6)

J. Rodney Varner was our President and Chief Executive Officer and Chairman of our Board of Directors until May 7, 2024. Represents (i) 24,707 shares of common stock held by the estate of J. Rodney Varner, (ii) 520 shares of common stock held by Alizzita Ltd. and (iii) 96,615 shares of common stock issuable upon exercise of options held by the estate of J. Rodney Varner. J. Rodney Varner was the Manager of Alizzita Ltd. and in such capacities had voting and dipositive power over the securities held by such entity.

(7)

Ms. Vaczy was our Executive Vice President, General Counsel and Chief Strategy Officer until February 4, 2024. Represents (i) 4,526 shares of common stock held by Catherine M. Vaczy and (ii) 26,625 shares of common stock issuable upon exercise of options, as of February 4, 2024 (the date on which Ms. Vaczy’s employment with the Company terminated), with the applicable percentage ownership based on the shares of common stock outstanding as of June 30, 2025 as noted above.

(8)

Represents (i) an aggregate of 75,349 shares of common stock, and (ii) an aggregate of 70,273 shares of common stock issuable upon exercise of options, in each case held by our current executive officers and directors.

EXECUTIVE OFFICER COMPENSATION

The following is a discussion of compensation arrangements of our named executive officers (the “Named Executive Officers”). As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

For smaller reporting companies, compensation disclosure is required for the group of Named Executive Officers defined to consist of: (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2024 exceeded $100,000 and who were serving as executive officers as of December 31, 2024, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that the individual was not serving as an executive officer as of December 31, 2024.  Our Named Executive Officers for the year ended December 31, 2024 are:

(i)

Ryan M. Confer (currently our President, Chief Executive Officer and Chief Financial Officer and a member of our Board of Directors, who was appointed President and Chief Executive Officer and to our Board on May 8, 2024 following the passing of our former President and Chief Executive Officer Mr. Varner);

(ii)	J. Rodney Varner (our former President and Chief Executive Officer and Chairman of our Board of Directors until May 7, 2024, who passed away unexpectedly due to complications from an ongoing illness);

(iii)	Mark. S Berger (our Chief Medical Officer); and

(iv)	Catherine M. Vaczy (our former Executive Vice President, General Counsel and Chief Strategy Officer until February 4, 2024, on which date Ms. Vaczy’s employment with the Company terminated).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Ryan M. Confer(1)	2024	$462,468	$—	$31,725	$47,374	$541,567
President, Chief Executive Officer, and Chief Financial Officer	2023	$425,875	$—	$418,950	$41,858	$886,683
J. Rodney Varner(2)	2024	$242,537	$—	$—	$12,202	$254,739
Former President & Chief Executive Officer	2023	$583,775	$—	$1,068,750	$28,433	$1,680,958
Mark S. Berger	2024	$486,500	$—	$19,710	$45,505	$551,715
Chief Medical Officer	2023	$484,156	$—	$418,950	$44,001	$947,107
Catherine M. Vaczy(3)	2024	$301,035	$—	$—	$148,094	$449,129
Former Executive Vice President, General Counsel & Chief Strategy Officer	2023	$478,187	$—	$418,950	$36,140	$933,278

(1)

Mr. Confer served as our Chief Financial Officer since September 2016. On May 8, 2024, Mr. Confer was appointed President and Chief Executive Officer (and additionally appointed to our Board of Directors), and since May 8, 2024 has served as our President, Chief Executive Officer and Chief Financial Officer (and as a director).

(2)	Mr. Varner served as our President and Chief Executive Officer and Chairman of our Board of Directors until May 7, 2024, when he passed away unexpectedly due to complications from an ongoing illness.

(3)

Ms. Vaczy previously served as our Executive Vice President, General Counsel and Chief Strategy Officer until February 4, 2024, on which date Ms. Vaczy’s employment with the Company terminated. We and Ms. Vaczy entered into a Separation Agreement dated June 21, 2024, as described below in the section captioned “Agreements with Named Executive Officers – Employment Agreement with Catherine M. Vaczy”. Reported amounts in the table for Ms. Vaczy for 2024 include, with respect to the Separation Agreement, an aggregate of $350,000 in cash and expense reimbursement as separation payments.

(4)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSUs and/or stock option awards granted during 2024 and 2023, respectively. These amounts have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options or RSUs, the exercise of the stock options, or the sale of the common stock underlying such stock options and/or RSUs.

(5)

This column reflects medical and term life insurance premiums paid by us on behalf of each of the Named Executive Officers. The insurance benefits are provided to the Named Executive Officers on the same terms as provided to all of our regular full-time employees. This column also reflects Company matching contributions under the 401(k) plan and certain home office allowances, including internet/IT and/or home office furniture and equipment stipends. For more information regarding these benefits, see below under “—Perquisites, Health, Welfare and Retirement Benefits.” For Ms. Vaczy, this column also includes costs associated with maintaining membership at a NYC-based private club while she was an employee of the Company and reimbursement amounts, such as legal fees, pursuant to her separation agreement with the Company.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our Named Executive Officers. The Board of Directors is responsible for approving equity grants. RSUs were the form of equity award we granted to our Named Executive Officers in 2024 and 2023. In connection with his commencement of employment, Dr. Berger received an inducement option award in September 2021. Historically, stock options were the only form of equity award we granted to our employees, Board of Directors and/or consultants but in February 2023, the Board of Directors approved the recommendation of the Compensation Committee and its third-party compensation consultant to authorize and approve RSUs grants as another form of equity award to be granted to employees, including our Named Executive Officers.

As described above, prior to 2023 we have historically used stock options as an incentive for long-term compensation to our Named Executive Officers. The award recipient is able to profit from a stock option grant only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at no less than the fair market value of our common stock on the date of grant. In addition, commencing in 2023, we began granting RSU awards that vest over time. The value of these awards depends entirely on the value of our common stock. RSU ownership, together with the shares of our common stock that our Named Executive Officers otherwise own as reflected elsewhere in this proxy statement, incentivize them to build long-term value for the benefit of our stockholders. We may grant equity awards at such times as our Board of Directors determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with us. Additional grants of RSUs and/or stock options may be made periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to the initial public offering of our common stock, we granted all stock options pursuant to our 2009 Equity Incentive Plan (the “2009 Plan”). Following our initial public offering, we have granted and will grant equity incentive awards under the terms of our 2018 Plan, as may be amended or restated from time to time, including pursuant to the Incentive Plan Proposal described herein. All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a three-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End.”

On February 18, 2023 (the “2023 Grant Date”), the Board of Directors granted (i) 15,625 RSUs to Mr. Varner, (ii) 6,125 RSUs to Mr. Confer, (iii) 6,125 RSUs to Dr. Berger, and (iv) 6,125 RSUs to Ms. Vaczy. Each of these RSU grants were pursuant to the 2018 Plan. One half (50%) of the RSUs granted to each of Mr. Varner, Mr. Confer, Dr. Berger, and Ms. Vaczy vested on February 18, 2024, the first anniversary of the 2023 Grant Date, and the remaining one half (50%) of the RSUs vested on February 18, 2025, the second anniversary of the 2023 Grant Date. Ms. Vaczy’s employment with the Company terminated on February 4, 2024. We entered into a separation agreement with Ms. Vaczy effective as of June 21, 2024 and pursuant to the separation agreement, Ms. Vaczy’s RSUs issued on the 2023 Grant Date vested in full. Mr. Varner’s RSUs issued on the 2023 Grant Date vested in full following his passing on May 7, 2024. On December 5, 2024, the Board of Directors granted (i) 29,375 RSUs to Mr. Confer and (ii) 18,250 RSUs to Dr. Berger. Each of these RSU grants were pursuant to the 2018 Plan. One hundred percent (100%) of the RSUs granted on the 2024 Grant Date to each of Mr. Confer and Dr. Berger vested on June 30, 2025. Vested RSUs are paid in shares of the Company’s common stock on a one-to-one basis.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans, excluding securities reflected in column (a) (c) (1)
Equity compensation plans approved by security holders:	283,636	$121.67	6,287
Equity compensation plans not approved by security holders (2):	1,981,079	$10.05	-
Total	2,264,715		6,287

(1)

Includes the 2018 Plan, the 2009 Plan and our 2018 Employee Stock Purchase Plan (the “ESPP”). An aggregate of 5,202 shares under column (c) have been reserved for issuance under the ESPP as of December 31, 2024; however, while the ESPP has been approved by our Board of Directors and stockholders, the ESPP has not yet been utilized as a benefit available to the Company’s employees and the Company has not conducted any offerings under the ESPP to date and does not intend to do so until approved by our Board of Directors. Does not include 6,500,000 additional shares of common stock that may be available under the 2018 Plan if stockholders approve the Incentive Plan Proposal.

(2)

Consists of inducement options issued in connection with the hiring of new executives and warrants issued to providers of consulting services to us. Pursuant to agreements entered into with other providers of consulting services to us, we issued an aggregate of 51,375 shares of our common stock in 2024. Pursuant to these agreements, we are obligated to issue to these providers of consulting services additional shares of our common stock, as follows: 5,000 shares per calendar quarter to one provider.

Agreements with Named Executive Officers

Employment Agreement with Ryan M. Confer

Mr. Confer served as our Chief Financial Officer since September 2016. On May 8, 2024, Mr. Confer was appointed President and Chief Executive Officer, and to our Board of Directors, and since May 8, 2024 has served as our President, Chief Executive Officer and Chief Financial Officer, and as a member of our Board of Directors.

In April 2018, we entered into an employment agreement with Mr. Confer, then our Chief Financial Officer. Mr. Confer’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Mr. Confer was initially entitled to receive an annual base salary of $240,000. The agreement provides that the Company may pay Mr. Confer a bonus and provides that the Company may grant to Mr. Confer options to purchase shares of our common stock.

The agreement provides that during the term of Mr. Confer’s employment with us and for one year after the termination of his employment, Mr. Confer will not encourage any of our employees or consultants to leave the Company and will not compete or assist others to compete with us.

Pursuant to the April 2018 employment agreement (subject to certain amendments in 2024 as described below), if we terminate Mr. Confer’s employment without cause or if Mr. Confer resigns for good reason, and Mr. Confer delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Confer: (i) a severance payment equal to 12 months of Mr. Confer’ base salary then in effect; (ii) a payment equal to Mr. Confer’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Confer for the 12 months following such termination; and (iv) acceleration as to 100% of Mr. Confer’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Confer’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board of Directors that Mr. Confer’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Confer’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board of Directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Confer’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Confer’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Confer’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Confer’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Confer’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Confer’s position, titles, offices or duties; (ii) an assignment of any significant duties to Mr. Confer that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Mr. Confer’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Mr. Confer to a facility or a location more than 50 miles from his then current location.

On June 24, 2024 and effective as of May 8, 2024, the Company and Mr. Confer entered into an amendment to Mr. Confer’s employment agreement pursuant to which (i) Mr. Confer’s title change to President, Chief Executive Officer and Chief Financial Officer was confirmed, (ii) his base salary was increased to $480,000 per year, and (iii) the reference periods utilized for determining the amount of certain severance payments due upon a separation of service without Cause or for Good Reason prior to a Change in Control (as such terms are defined in Mr. Confer’s employment agreement), were changed from twelve months to eighteen months in length.

Offer Letter with Dr. Mark S. Berger

Dr. Berger has served as our Chief Medical Officer since September 27, 2021.

On September 9, 2021, we entered into an offer letter agreement with Dr. Berger (the “Offer Letter Agreement”), our Chief Medical Officer. Dr. Berger’s employment under the offer letter is at will and may be terminated at any time by us or by him. Under the terms of the offer letter, Dr. Berger was initially entitled to receive an annual base salary of $450,000. Dr. Berger received a one-time sign-on bonus of $25,000 and may also be entitled to receive an annual incentive bonus, of up to 40% of Dr. Berger’s annual base salary, based upon the achievement of objective or subjective criteria established by the Company’s Chief Executive Officer and approved by our Board of Directors.

If we terminate Dr. Berger’s employment without cause, and Dr. Berger returns all Company property and delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Dr. Berger: (i) a severance payment equal to six months of Dr. Berger’s base salary then in effect; and (ii) continuation of group health benefits to the extent authorized by and consistent with COBRA and with the cost of the regular payment for such benefits shared in the same relative proportion by the Company and Dr. Berger for the six months following such termination (or such earlier time as Dr. Berger becomes eligible for health benefits through another employer).

For the purposes of Dr. Berger’s offer letter, “cause” means the occurrence of any of the following events by Dr. Berger: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure may cause material harm to the Company, (ii) material breach of any agreement between Dr. Berger and the Company, (iii) material failure to comply with the Company’s written policies or rules, (iv) conviction of, or plea of “guilty” or “no contest” to a felony under the laws of the United States or any State, (v) gross negligence or willful misconduct, (vi) continuing failure to perform assigned duties after receiving written notification of the failure, or (vii) failure to cooperate in good faith with a government or internal investigation of the Company or its directors, officers or employees, if the Company has requested Dr. Berger’s cooperation.

In connection with the Offer Letter Agreement, Dr. Berger and the Company also entered into the Company’s standard Confidential Information, Assignment of Inventions and Non-Compete Agreement, which prohibits Dr. Berger from (i) encouraging any of our employees or consultants to leave Genprex for twelve months after the termination of his employment, and (ii) competing or assisting others to compete against us during the term of Dr. Berger’s employment with us and for twelve months after the termination of his employment.

Employment Agreement with J. Rodney Varner

In April 2018, we entered into an employment agreement with Mr. Varner, who was our President and Chief Executive Officer and Chairman of the Board until May 7, 2024 when he passed away unexpectedly due to complications from an ongoing illness. Mr. Varner’s employment under the agreement was at will and could be terminated at any time by us or by him. Under the terms of the agreement, Mr. Varner was initially entitled to receive an annual base salary of $350,000. The agreement provided that the Company could pay Mr. Varner an annual cash bonus in an amount and upon such terms as determined by our Board of Directors and that the Company could grant stock options or other forms of equity to Mr. Varner under the 2018 Plan as determined by our Board of Directors in its sole discretion. The agreement also provided that during the term of Mr. Varner’s employment with us and for one year after the termination of his employment, Mr. Varner would not encourage any of our employees or consultants to leave Genprex and would not compete or assist others to compete with us.

Mr. Varner’s employment agreement provided that if, prior to a change of control, we terminated Mr. Varner’s employment without cause or if Mr. Varner resigned for good reason, and Mr. Varner delivered to us a signed settlement agreement and general release of claims, we were obligated to pay Mr. Varner: (i) a severance payment equal to 18 months of Mr. Varner’s base salary then in effect; (ii) a payment equal to Mr. Varner’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Varner for the 12 months following such termination; and (iv) acceleration as to 100% of Mr. Varner’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

Mr. Varner’s employment agreement provided that if, within 12 months following a change of control, Mr. Varner’s employment were terminated without cause or Mr. Varner resigned for good reason, and he delivered to us a signed settlement agreement and general release of claims, we were obligated to pay Mr. Varner: (i) a severance payment equal to 18 months of Mr. Varner’s base salary then in effect; (ii) a payment equal to Mr. Varner’s then applicable target bonus for 18 months, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Varner for the 18 months following such termination; and (iv) acceleration as to 100% of Mr. Varner’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Varner’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board of Directors that Mr. Varner’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Varner’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board of Directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Varner’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Varner’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Varner’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Varner’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Varner’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Varner’s position, titles, offices or duties; (ii) an assignment of any significant duties to Mr. Varner that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Mr. Varner’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Mr. Varner to a facility or a location more than 50 miles from his then current location.

Employment Agreement with Catherine M. Vaczy

Ms. Vaczy previously served as our Executive Vice President, General Counsel and Chief Strategy Officer until February 4, 2024, on which date Ms. Vaczy’s employment with the Company terminated.

On March 12, 2020, in connection with the appointment of Ms. Vaczy as our Executive Vice President and Chief Strategy Officer, we entered into an employment agreement with Ms. Vaczy that governed the terms of her employment with us.

Ms. Vaczy’s employment under the agreement was at will and was able to be terminated at any time by us or by her. Under the terms of the agreement, Ms. Vaczy was initially entitled to receive an annual base salary of $365,000. Ms. Vaczy was also entitled to receive a bonus upon the achievement of performance objectives agreed upon between our Board of Directors and Ms. Vaczy. The agreement provided that Ms. Vaczy was eligible to receive an annual cash bonus in an amount and upon such terms as have been determined by our Board of Directors and that the Company could grant stock options or other forms of equity to Ms. Vaczy under the 2018 Plan as determined by our Board of Directors in its sole discretion.

The agreement provided that for twelve months after the termination of her employment, Ms. Vaczy will not encourage any of our employees or consultants to leave Genprex and that during the term of Ms. Vaczy’s employment with us and for six months after the termination of her employment, Ms. Vaczy will not compete or assist others to compete with us.

Under the terms of her employment agreement, if we were to terminate Ms. Vaczy’s employment without cause or if Ms. Vaczy were to resign for good reason, in either case before a change of control or within twelve months following a change of control, and Ms. Vaczy delivered to us a signed settlement agreement and general release of claims, we would be obligated to pay Ms. Vaczy: (i) a severance payment equal to six months of Ms. Vaczy’s base salary then in effect; (ii) a payment equal to one-half of Ms. Vaczy’s then applicable annual target bonus (provided that any portion of the target bonus that relates to performance criteria that have been achieved shall be calculated at full attainment); (iii) reimbursement of COBRA premium payments made by Ms. Vaczy for the six months following such termination; and (iv) acceleration as to 100% of Ms. Vaczy’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Ms. Vaczy’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board of Directors that Ms. Vaczy’s performance is unsatisfactory after there has been delivered to her a written demand for performance which describes the specific deficiencies in her performance and the specific manner in which her performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Ms. Vaczy’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board of Directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Ms. Vaczy’s engaging in an act of gross negligence or willful misconduct in the performance of her employment obligations and duties that materially harms us; (iv) Ms. Vaczy’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Ms. Vaczy’s material breach of her confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Ms. Vaczy’s employment agreement, “good reason” means the occurrence of any of the following taken without Ms. Vaczy’s written consent and conditioned on (a) her providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) her termination of her employment within 30 days following the expiration of the cure period: (i) a material change in Ms. Vaczy’s position, titles, offices or duties; (ii) an assignment of any significant duties to Ms. Vaczy that are inconsistent with her positions or offices held under her employment agreement; (iii) a decrease in Ms. Vaczy’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Ms. Vaczy to a facility or a location more than 50 miles from her then current location.

On March 24, 2021, we and Ms. Vaczy entered into an amendment of Ms. Vaczy’s employment agreement to acknowledge and memorialize her additional title of General Counsel and to increase her base salary to $420,000 per year, effective as of March 19, 2021.

On February 4, 2024, Ms. Vaczy’s employment with the Company terminated.  We entered into a separation agreement with Ms. Vaczy effective as of June 21, 2024 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Ms. Vaczy and the Company agreed, among other things, that: (i) so long as Ms. Vaczy has not revoked her acceptance of the ADEA (as defined in the Separation Agreement) waiver prior to the expiration of the seven-day statutory revocation period, or June 28, 2024 (the “ADEA Revocation Date”), on the next calendar day following the ADEA Revocation Date, Ms. Vaczy’s Executive Employment Agreement with the Company, dated March 12, 2020, as amended by that First Amendment to the Executive Employment Agreement, dated as of March 24, 2021, and Ms. Vaczy’s Confidential Information Agreement (as defined in the Separation Agreement), and all rights and obligations of the parties thereto are terminated, except for indemnification and advancement rights and obligations, if any, and certain go forward obligations pursuant to the Confidential Information Agreement, and except for the rights and obligations of the parties as set forth in the Separation Agreement; (ii) the Company paid Ms. Vaczy (conditioned upon Ms. Vaczy’s having not revoked her ADEA waiver on or prior to the ADEA Revocation Date): (a) $300,000 (less applicable withholdings and deductions), in funds released on the next business day after the ADEA Revocation Date, and (b) $50,000 (less applicable withholdings and deductions) paid on or before July 1, 2024; and (iii) the vesting of equity awards previously granted to Ms. Vaczy under the Company’s 2018 Plan were accelerated, such that effective as of the next business day following the ADEA Revocation Date, an aggregate of 6,125 unvested RSUs and 4,374 unvested options previously awarded to Ms. Vaczy, were vested in full. The Separation Agreement further provides for mutual general releases and mutual non-disparagement provisions. All benefits described above are subject to required tax withholding.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our Named Executive Officers that were outstanding as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised option (#) exercisable	Number of securities underlying unexercised option (#) unexercisable		Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)	Number of shares or units of stock that have not vested (#)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)	(j)
Ryan M. Confer	4,035	—		38.60	4/11/2026
	2,173	—		211.44	9/30/2026
	8,181	—		392.00	5/21/2028
	5,770	—		64.80	1/27/2019
	6,750	—		152.00	8/21/2030
	5,875	—		203.20	3/23/2031
	8,069	475	(3)	88.00	2/3/2032
						29,375	(5)	$25,028
J. Rodney Varner	16,140	—		38.60	4/11/2026
	13,783	—		86.00	11/2/2028
	15,385	—		64.80	1/27/2029
	13,250	—		152.00	8/21/2030
	11,500	—		203.20	3/23/2031
	26,557	—		88.00	2/3/2032
Mark S. Berger	13,750	—		114.00	9/26/2031
	2,332	137	(4)	88.00	2/3/2032
						18,250	(5)	$15,549
Catherine Vaczy	13,500	—		80.00	3/11/2030
	5,000	—		203.20	3/23/2031
	8,125	—		88.00	2/3/2032

(1)

All of the outstanding equity awards were granted under and subject to the terms of our 2009 Plan or our 2018 Plan, as applicable, described above under “Equity-Based Incentive Awards”.  As of December 31, 2024, each option award becomes exercisable as it becomes vested, and all vesting of the option and/or RSU awards are subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Agreements with Named Executive Officers.”

(2)

All of the stock option awards were granted with a per share exercise price no less than the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors.

(3)	Under terms of award, 238 shares vest each month until February 4, 2025.

(4)	Under terms of award, 69 shares vest each month until February 4, 2025.

(5)	Under terms of award, the unvested RSUs vest on June 30, 2025.

Perquisites, Health, Welfare and Retirement Benefits

Our Named Executive Officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, vision, employee whole life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide certain home office allowances for our eligible employees, including a monthly internet/IT stipend and a stipend for home office furniture or equipment. We also maintain a defined contribution employee retirement plan (the “401(k) plan”) for our eligible employees. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as our other employees. The 401(k) plan, which is intended to qualify as a tax-qualified plan under Section 401(k) of the Code, allows participants to defer a portion of their compensation, within limits prescribed by the Code, on a pre-tax basis. Currently, after six months of employment with the Company, participants become eligible to receive Company matching contributions under the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Prohibition Against Speculative Trading

Our insider trading policy prohibits our officers, directors, other employees or consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, none of our executives, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our stock, including without limitation, borrowing against such stock, at any time. See also the discussion set forth under the caption “Insider Trading Policy,” appearing elsewhere in this proxy statement.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. Consistent with our annual compensation cycle, if options are to be granted, the Compensation Committee generally seeks to grant annual stock option awards in conjunction with annual performance and compensation review typically performed during the first quarter of the year. Pursuant to the Company’s Amended and Restated Outside Director Compensation Policy, our non-employee (outside) directors are eligible to receive annual equity awards, which since 2023 have been in the form of RSUs, in conjunction with the Company’s annual meeting of stockholders.

The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2024, to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brent M. Longnecker	70,000	5,130	-	-	-	-	75,130
Jose Antonio Moreno Toscano(3)	79,725	5,130	-	-	-	-	84,855
William R. Wilson, Jr.	60,000	5,130	-	-	-	-	65,130

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards (RSUs) granted in 2024 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the equity awards, the exercise of stock option awards (as applicable) or the sale of the common stock underlying such equity awards.

(2)

As of December 31, 2024, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Mr. Longnecker: 4,242 shares; Mr. Moreno Toscano: 4,242 shares; and Mr. Wilson: 4,242 shares and the aggregate number of shares outstanding under all unvested RSU grants held by each of our non-employee directors were 4,750 shares.

(3)	Mr. Moreno Toscano was appointed non-executive Chairman of the Board on May 8, 2024. Includes $9,725 in fees for service as non-executive Chairman.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

We have adopted an Amended and Restated Outside Director Compensation Policy which provides that non-employee directors will receive the following compensation elements, as applicable, for service on our Board of Directors and its committees:

●	an annual cash retainer of $40,000;

●	an additional annual cash fee of $15,000 for service as Chairman of the Board (Non-Executive);

●	an additional annual cash fee of $20,000 for service as Chair of the Audit Committee;

●	an additional annual cash fee of $10,000 for service as a member of the Audit Committee (other than the Chair of the Audit Committee);

●	an additional annual cash fee of $10,000 for service as Chair of the Compensation Committee;

●	an additional annual cash fee of $5,000 for service as a member of the Compensation Committee (other than the Chair of the Compensation Committee);

●	an additional annual cash fee of $10,000 for service as Chair of the Nominating and Corporate Governance Committee;

●	an additional annual cash fee of $5,000 for service as a member of the Nominating and Corporate Governance Committee (other than the Chair of the Nominating and Corporate Governance Committee);

●

for each non-employee director who first joins our Board of Directors, an initial option grant to purchase shares of our common stock with a value of $80,000, prorated monthly for the period between the date of our last annual meeting of stockholders and the date such non-employee director first joins our Board of Directors, on the date of commencement of service on the Board of Directors; and

●

an annual grant of either stock options or RSUs, subject to the annual determination of the Board of Directors and based on recommendations and input from the Compensation Committee’s third-party compensation consultant, having a value of $80,000 for each non-employee director serving on the Board of Directors on the date of our annual stockholder meeting.

Each annual cash retainer and each additional annual cash fee will be paid quarterly in arrears on a prorated basis.

Each initial option grant and each annual option grant will vest as to all of the shares subject to the option upon the earlier of (i) the one-year anniversary of the grant date and (ii) the day prior to the next annual stockholder meeting occurring after the grant date. Each annual RSU grant will vest upon the earlier of (i) the one-year anniversary of the grant date and (ii) the day prior to the next annual stockholder meeting occurring after the grant date. Vested RSUs are paid in shares of the Company’s common stock on a one-to-one basis.

Each of the RSU and option grants described above will vest and each option grant will become exercisable subject to the director’s continuous service to us, provided that each RSU and/or option will vest in full upon a change in control (as defined under our 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan. The options will be granted under our 2018 Plan, the terms of which are described in more detail above under “Equity-Based Incentive Awards.”

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

In accordance with rules adopted by the SEC as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO Named Executive Officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (Current) ($) (1)	Compensation Actually Paid to PEO (Current) ($) (1)	Summary Compensation Table Total for PEO (Former) ($) (2)	Compensation Actually Paid to PEO (Former) ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($) (4)	Net Loss ($)
2024	$ 541,567	$ 588,698	$ 254,739	$ 343,071	$ 500,422	$ 531,072	$ (90.74)	$ (21,388,282)
2023	$ -	$ -	$ 1,680,958	$ 909,633	$ 940,192	$ 491,070	$ (84.14)	$ (30,860,461)
2022	$ -	$ -	$ 2,532,400	$ 2,378,406	$ 1,039,548	$ 1,192,201	$ 10.69	$ (23,740,621)

(1)

Amounts represent compensation paid to Ryan M. Confer in all capacities for the year ended December 31, 2024.  Mr. Confer served as our Chief Financial Officer since September 2016.  On May 8, 2024, Mr. Confer was appointed President and Chief Executive Officer, and since May 8, 2024 has served as our President, Chief Executive Officer and Chief Financial Officer.

(2)	Amounts represent compensation paid to Rodney Varner. Mr. Varner served as our President and Chief Executive Officer until May 8, 2024.

(3)

Our Non-PEO NEOs for 2024 and 2023 were Catherine M. Vaczy and Mark Berger.  Mr. Berger is our Chief Medical Officer.  Ms. Vaczy previously served as our Executive Vice President, General Counsel and Chief Strategy Officer until February 4, 2024, on which date Ms. Vaczy’s employment with the Company terminated.  As disclosed elsewhere herein, on June 21, 2024 we entered into a Separation Agreement and Release with Ms. Vaczy (the “Separation Agreement”).  Amounts include amounts payable to Ms. Vaczy pursuant to the Separation Agreement. Our Non-PEO NEOs for 2022 were Catherine M. Vaczy and Ryan M. Confer.

(4)

Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. No dividends were paid on our common stock in 2024, 2023 or 2022. The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Amounts represent the Summary Compensation Table Total Compensation for the applicable fiscal year adjusted as follows:

Fiscal Year (“FY”)	2024			2023		2022
	Current PEO	Former PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for ASC 718 Fair Value as of Grant Date Reported under the Stock Awards Columns in the Summary Compensation Table	$ 31,725	$ -	$ 9,855	$ (1,068,750)	$ (418,950)	$ (1,645,425)	$ (328,194)
Increase based on ASC 718 Fair Value of Stock Awards Granted during the FY that Remain Unvested as of FY End (“FYE”)	$ 25,028	$ -	$ 7,775	$ 143,658	$ 56,350	$ 1,038,158	$ 207,069
Increase based on ASC 718 Fair Value of Stock Awards Granted during the FY that Vested during the FY as of Vesting Date	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Increase/deduction based on ASC 718 Fair Value of Outstanding Unvested Prior FY Stock Awards as of FYE Compared to Valuation as of Prior FYE	$ (34,241)	$ -	$ (13,723)	$ (482,426)	$ (230,342)	$ 52,680	$ 40,091
Increase/deduction based on ASC 718 Fair Value of Prior FY Stock Awards that Vested during the FY as of Vesting Date Compared to Valuation as of Prior FYE	$ 24,620	$ 88,332	$ 26,743	$ 636,192	$ 143,819	$ 400,594	$ 233,688
Total Adjustments	$ 47,131	$ 88,332	$ 30,650	$ (771,325)	$ (449,122)	$ (153,994)	$ 152,653

Analysis of the Information Presented in the Pay Versus Performance Table

Relationship Between Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, the graphs below compare the compensation actually paid to our PEO (including each of our current and former PEO, in the case of fiscal 2024), and the average of the compensation actually paid to our remaining NEOs, with (i) our TSR, and (ii) our net income (net loss), in each case, for the fiscal years ended December 31, 2022, December 31, 2023 and December 31, 2024. TSR amounts reported in the graph assume an initial fixed investment of $100.

A portion of our Named Executive Officers’ compensation consists of equity awards. As a result, the change between the values disclosed in our Summary Compensation Table and Compensation Actually Paid tends to be directionally aligned with changes in our TSR.

While we are required by SEC rules to disclose the relationship between our net income and Compensation Actually Paid to our Named Executive Officers, this is not a metric our Compensation Committee currently uses in evaluating our Named Executive Officers’ compensation as we are a clinical-stage gene therapy company that has not generated any revenues from the sale of products.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years; and

●

any of our directors, executive officers, promoters, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Royalty Payments to Introgen Research Institute, Inc.

We have entered certain arrangements with Introgen Research Institute, Inc. (“IRI”) related to the sublicensing to us of technologies related to ONCOPREX and REQORSA. IRI is a Texas-based technology company formed by J. Rodney Varner, who prior to his passing in May 2024, was our Chief Executive Officer, President, and Chairman and who was IRI’s sole officer. IRI is owned by trusts of which Mr. Varner’s descendants are the sole beneficiaries. Pursuant to an Amended Collaboration and Assignment Agreement dated July 1, 2011 between us and IRI, we are obligated to pay IRI a royalty of 1% of net sales of licensed products and 1% of certain other payments received by us, with respect to intellectual property owned by the University of Texas MD Anderson Cancer Center (“MD Anderson”) and licensed to us by IRI. This royalty obligation continues for 21 years after the later of: (i) the termination of the Patent and Technology License Agreement dated July 20, 1994, as amended, between MD Anderson and Introgen Therapeutics, Inc., and (ii) the termination of the sublicense assigned by IRI to us.

Separation Agreement

For a description of our June 21, 2024 Separation Agreement with Ms. Vaczy, our former Executive Vice President, General Counsel and Chief Strategy Officer whose employment with the Company terminated on February 4, 2024, see the section above captioned “Executive Officer Compensation – Agreements with Named Executive Officers – Employment Agreement with Catherine M. Vaczy”.

Indemnification Agreements

We have entered into, and intend to continue to enter into, an indemnification agreement with each of our directors and executive officers.

Policies and Procedures for Transactions with Related Persons

Our Audit Committee oversees procedures regarding the identification, review, consideration, and oversight of “related-person transactions.” For purposes of our policy, a “related-person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors considers the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Withum has audited our financial statements since 2023. Representatives of Withum will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Neither our Amended and Restated Bylaws, as amended, nor other governing documents or law require stockholder ratification of the selection of Withum as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Withum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee values the opinion of our stockholders and will reconsider whether or not to retain that firm, taking the results of the stockholder vote into consideration. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes properly cast on this Auditor Ratification Proposal will be required to approve this Auditor Ratification Proposal and thereby ratify the selection of Withum.

Principal Accountant Fees and Services

The following table sets forth the fees billed and billable by Withum, our principal accountant, for audit, audit-related, tax and all other services rendered for 2024 and 2023:

Fee Category	2024	2023
Audit Fees	$300,702	$44,420
Audit-Related Fees	-	-
Tax Fees	26,951	-
All Other Fees	-	-
Total Fees	$327,653	$44,420

Audit Fees.    Audit fees consist of fees billed for the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements, and accounting services that are provided in connection with registration statements, including the registration statements for our registered direct offerings.

Audit-Related Fees.    For the years ended December 31, 2024 and 2023, the Company was not billed by Withum for any audit-related services (defined as services which are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under the caption “Audit Fees” above).

Tax Fees.       Tax fees consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our income tax returns for various jurisdictions.

All Other Fees.  Other fees consist of fees billed for products and services provided other than the services reported in the categories above.

The Audit Committee pre-approved all services performed.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Withum. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Withum is compatible with maintaining the principal accountant’s independence.

Prior Changes in Genprex’s Auditors

As noted above, Withum has audited our financial statements since 2023. As previously disclosed in our Current Report on Form 8-K filed with the SEC on March 6, 2023, as amended by the Current Report on Form 8-K/A filed with the SEC on April 27, 2023, CohnReznick LLP (“CohnReznick”) completed a business combination transaction with Daszkal Bolton, LLP (“Daszkal”). As a result of this transaction, Daszkal resigned as the Company’s independent registered public accounting firm following the Company filing of its annual report on Form 10-K for the year ended December 31, 2022. On April 24, 2023, Daszkal affirmed to us that it had resigned as our independent registered public accounting firm and upon the approval of the Audit Committee, we engaged CohnReznick as our independent registered public accounting firm. As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 14, 2023, as amended by the Current Report on form 8-K/A filed with the SEC on August 21, 2023, CohnReznick notified us on July 10, 2023 of its decision to resign as our independent registered public accounting firm effective upon the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 due to resource constraints. On August 21, 2023, CohnReznick confirmed to us that it had resigned as our independent registered public accounting firm and upon the approval of the Audit Committee, we engaged Withum as our new independent registered public accounting firm on September 22, 2023 as previously disclosed in our Current Report on Form 8-K filed with the SEC on September 25, 2023.

Withum has served as our independent registered public accounting firm since 2023 as noted above, and Daszkal served as our auditor for fiscal year 2022.  Withum’s and Daszkal’s reports on our financial statements for the fiscal years ended December 31, 2024, 2023 and 2022, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In addition, during our fiscal years ended December 31, 2022 and 2023, and the subsequent interim period preceding the respective resignations, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Daszkal and/or CohnReznick, respectively, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Daszkal’s or CohnReznick’s satisfaction, would have caused Daszkal or CohnReznick to make reference to the subject matter of disagreement in connection with its reports on our consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During our fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through the date of the respective engagements, we did not consult with either CohnReznick or Withum regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and CohnReznick and Withum did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that CohnReznick or Withum concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF WITHUMSMITH+BROWN, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board of Directors has approved the compensation of our Named Executive Officers as described in this proxy statement under “Executive Officer Compensation” pursuant to Item 402 of Regulation S-K. The Board and the Compensation Committee believe that our company’s compensation policies and practices are effective in achieving our goals of motivating our executive officers to further the Company’s long-term strategic plans, enhancing long-term stockholder value and attracting and retaining the highest quality executive and key employee talent available.

In accordance with applicable federal securities laws, we are asking stockholders to vote, on an advisory basis, on the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement. This vote gives you the opportunity to express your views on our executive compensation. Because your vote is advisory, it will not be binding upon the Compensation Committee or the Board. However, the Board and the Compensation Committee will review and consider the results of this vote when making future executive compensation decisions.

The Say-on-Pay Proposal is as follows:  The Board of Directors believes that the compensation of our Named Executive Officers is appropriate, and recommends a vote “FOR” the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting, including the various compensation tables and the related narrative disclosures, is hereby approved.”

The affirmative vote of a majority of the votes properly cast on this Say-on-Pay Proposal will be required to approve this Say-on-Pay Proposal and thereby approve the foregoing advisory resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS SAY-ON-PAY PROPOSAL.

PROPOSAL 4

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

Introduction

On June 30, 2025, upon the recommendation of the Compensation Committee thereof our Board of Directors, subject to the approval of our stockholders, amended and restated our 2018 Equity Incentive Plan (the “2018 Plan”) primarily to (i) increase the number of shares of our Common Stock authorized for issuance under the 2018 Plan by an additional 6,500,000 shares (subject to adjustment for stock splits, stock dividends and similar events), (ii) extend the term of the 2018 Plan to June 30, 2035 (the 10-year anniversary of the Board’s adoption of the amended and restated 2018 Plan) and (iii) remove provisions of the 2018 Plan that had been included to comply with the exception for the deductibility of “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”), which was repealed by the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”). The 2018 Plan as so amended and restated is referred to as the “Amended Equity Plan”).

As of June 30, 2025, there were 464,367 shares available for issuance for future grants under the 2018 Plan and 307,951 shares subject to outstanding grants under the 2018 Plan. If the Amended Equity Plan is approved by our stockholders, there will be 7,272,318 shares available for issuance (the 464,367 shares currently available for issuance for future grants, the 307,951 shares subject to outstanding grants under the 2018 Plan, and the additional 6,500,000 shares approved for issuance under the Amended Equity Plan).

Our Board of Directors believes that it is critical for us to continue to have the ability to offer competitive equity compensation awards to attract, retain and motivate the members of our management team and other key employees and service providers upon whom the Company’s success depends.

Our Board of Directors seeks stockholder approval of the Amended Equity Plan in order to satisfy certain legal requirements, including requirements of Nasdaq Capital Market, and to make awards under it eligible for beneficial tax treatment. In addition, our Board of Directors regards stockholder approval of the Amended Equity Plan as desirable and consistent with good corporate governance practices.

Description of the Amended Equity Plan

The following description of the principal terms of the Amended Equity Plan is a summary and is qualified in its entirety by the full text of the Amended Equity Plan, which is attached as Appendix A hereto.

Stock Awards. The Amended Equity Plan provides for the grant of incentive stock options (or ISOs), nonstatutory stock options (or NSOs), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance based stock awards, and other forms of equity compensation, which we refer to collectively as stock awards. Additionally, the Amended Equity Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants of us and our affiliates. As of June 30, 2025, our Company and its subsidiaries had a total of 15 employees, including 2 executive officers, and had 3 non-employee directors and 10 consultants.

Share Reserve. The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Amended Equity Plan is 7,272,318 shares, plus that number of shares subject to outstanding awards granted under the Genprex, Inc. 2009 Stock Plan (up to a maximum of 65,719 shares) that expire or are forfeited, or tendered to or withheld by the Company for payment of an exercise price or for tax withholding (the “Plan Reserve”). Like the 2018 Plan, the number of shares of our common stock reserved for issuance under our Amended Equity Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our Amended Equity Plan is equal to 200% of the Plan Reserve.

As of July 7, 2025, the record date for the Annual Meeting, the closing price of our common stock was $0.2571 per share.

The maximum number of shares of our common stock subject to stock awards granted under the Amended Equity Plan during any one calendar year to any non-employee director will not exceed $1,000,000 in total value, or, with respect to the calendar year in which a non-employee director is first appointed or elected to our Board of Directors, $2,000,000. Certain limitations on the number of shares of our common stock with respect to stock awards that could be granted under the 2018 Plan to any employee during any calendar year, and limitations on performance stock and cash awards under the 2018 Plan, that were intended to comply with the “performance-based compensation” exception from deduction limits under Section 162(m) of the Code have been removed from the Amended Equity Plan because of the repeal of Section 162(m) by the 2017 Tax Act.

If a stock award granted under the Amended Equity Plan expires or otherwise terminates for any reason prior to exercise or settlement, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Amended Equity Plan. In addition, the following types of shares under the Amended Equity Plan may become available for the grant of new stock awards under the Amended Equity Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; and (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the Amended Equity Plan may be previously unissued shares or reacquired shares bought by us on the open market.

Administration. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the Amended Equity Plan. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the Amended Equity Plan, our Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our Amended Equity Plan. Subject to the terms of our Amended Equity Plan, the plan administrator has the authority (as it did under the 2018 Plan) to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements approved by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Amended Equity Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Amended Equity Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended Equity Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, all options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans and the stock plans of any of our affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements approved by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, and/or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as approved by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock that has not vested will be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements approved by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements approved by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the Amended Equity Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the Amended Equity Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The Amended Equity Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (9) total stockholder return; (10) return on equity or average stockholder’s equity; (11) return on assets, investment, or capital employed; (12) stock price; (13) margin (including gross margin); (14) income (before or after taxes); (15) operating income; (16) operating income after taxes; (17) pre-tax profit; (18) operating cash flow; (19) sales or revenue targets; (20) increases in revenue or product revenue; (21) expenses and cost reduction goals; (22) improvement in or attainment of working capital levels; (23) economic value added (or an equivalent metric); (24) market share; (25) cash flow; (26) cash flow per share; (27) cash balance; (28) cash burn; (29) cash collections; (30) share price performance; (31) debt reduction; (32) implementation or completion of projects or processes (including, without limitation, discovery of a preclinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions (such as IND, BLA and NDA), regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (33) stockholders’ equity; (34) capital expenditures; (35) financings; (36) operating profit or net operating profit; (37) workforce diversity; (38) growth of net income or operating income; (39) employee retention; (40) initiation of studies by specific dates; (41) budget management; (42) submission to, or approval by, a regulatory body (including, but not limited to the FDA) of an applicable filing or a product; (43) regulatory milestones; (44) progress of internal research or development programs; (45) progress of partnered programs; (46) partner satisfaction; (47) timely completion of clinical trials; (48) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (49) expansion of sales in additional geographies or markets; (50) research progress, including the development of programs; (51) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (52) filing of patent applications and granting of patents; and (53) and other measures of performance selected by the plan administrator.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (1) in the award agreement at the time the award is granted or (2) in any other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects; (c) to exclude the effects of changes to generally accepted accounting principles; (d) to exclude the effects of any statutory adjustments to corporate tax rates; (e) to exclude the effects of any “items of an unusual nature or of infrequency of occurrence or non-recurring items” as determined under generally accepted accounting principles; (f) to exclude the dilutive effects of acquisitions or joint ventures; (g) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (j) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (k) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (l) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (m) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended Equity Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs, (4) the class and maximum number of shares that may be granted to non-employee directors, and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions (or a change in control, as described below), the plan administrator has the discretion to take any of the following actions with respect to stock awards:

• arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

• arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

• accelerate the vesting of the stock award and provide for its termination prior to the effective time of the transaction;

• arrange for the lapse of any reacquisition or repurchase right held by us;

• cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

• make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award immediately prior to the effective time of the transaction, over (b) the exercise price otherwise payable by the participant in connection with such exercise.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the Amended Equity Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of more than 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In addition to the above, the plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the Amended Equity Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity (or its parent); (3) a consummated sale, lease, exclusive license or other disposition of all or substantially of our assets; (4) a complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation; or (5) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date of adoption of the Amended Equity Plan, or the incumbent Board, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board then still in office.

Amendment and Termination. Our Board of Directors has the authority to amend, suspend, or terminate our Amended Equity Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. No awards may be made under the Amended Equity Plan on or after June 30, 2035 (the “expiration date”), but the Amended Equity Plan will continue thereafter while awards granted prior to the expiration date remain outstanding.

Clawback Policy. All awards, and any shares issued or cash paid pursuant to an award, are also subject to any applicable recoupment or clawback policy adopted by our Board of Directors or any recoupment or similar requirement contained in applicable law, regulation or the listing requirements of the exchange or system on which our common stock is principally traded.

New Plan Benefits

Awards under the Amended Equity Plan are within the discretion of the plan administrator and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group. The awards granted during 2024 under the 2018 Plan, which would not have changed if the Amended Equity Plan had been in place instead of the 2018 Plan, are set forth in the table below.

Name and Position	Dollar Value of Awards Granted During 2024 Under the 2018 Plan ($) (1)	Number of Shares Subject to Awards Granted During 2024 Under the 2018 Plan (2)
Named Executive Officers
Ryan M. Confer	$ 31,725	29,375
Mark S. Berger	$ 19,710	18,250
J. Rodney Varner	—	—
Catherine M. Vaczy	—	—
All current executive officers, as a group	$ 51,435	47,625
All Director Nominees
William R. Wilson, Jr.	$ 5,130	4,750
All current directors who are not executive officers, as a group	$ 15,390	14,250
All current employees who are not executive officers, as a group	$ 34,911	32,325

(1)	Dollar value reflects the Grant Date Fair Value of awards granted during 2024.
(2)	Number of shares reflects the total shares subject to awards granted to the respective person or group during 2024. During 2024, all awards granted under the 2018 Plan consisted of RSUs.

Awards Granted under the Plan

Since the adoption of the 2018 Plan through June 30, 2025, we have granted the following stock options under the 2018 Plan (even if not currently outstanding) to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our common stock.

Name and Position	Number of Shares Subject to Stock Options
Named Executive Officers
Ryan M. Confer	35,120
Mark S. Berger	2,469
J. Rodney Varner	80,475
Catherine M. Vaczy	26,625
All current executive officers, as a group	37,589
All Director Nominees
William R. Wilson, Jr.	4,242
All current directors who are not executive officers, as a group	12,726
All current employees who are not executive officers, as a group	22,723

U.S. Federal Income Tax Consequences

Following is a summary of the U.S. federal income tax consequences of option and other grants under the Amended Equity Plan. Optionees and recipients of other rights and awards granted under the Amended Equity Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws.

Treatment of Options

The Code treats ISOs and NSOs differently. However, as to both types of options, no income will be recognized by the optionee at the time of the grant of the options under the Amended Equity Plan, nor will we be entitled to a tax deduction at that time.

Generally, upon exercise of a NSO (including an option intended to be an ISO but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary taxable income equal to the excess of the fair market value of the stock on the exercise date over the option price. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a NSO, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years from the date of grant or one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.

For ISOs, there is no taxable income recognized by an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as short-term or long-term capital gain, depending upon whether the stock has been held for more than a year or not. If an optionee makes a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an ISO, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an ISO could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right, nor will we be entitled to a deduction at that time. Upon exercise of a stock appreciation right, the holder will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the excess of fair market value of our common stock at that time over the exercise price.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we generally will be entitled to a corresponding deduction equal to the fair market value of our common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and we will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Treatment of Performance Cash Awards

Generally, the recipient of a performance cash award will not recognize any income upon grant of the award, nor will we be entitled to a deduction at that time. Upon payment with respect to such an award, the recipient will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the amount of cash paid at that time.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees.” Our Board of Directors intends to consider the potential impact of Section 162(m) on grants made under the Amended Equity Plan, but reserves the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m).

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of our common stock and each grantee receiving an award under the Amended Equity Plan to pay any federal, state or local taxes required by law to be withheld.

Approval Required

Stockholder approval of this Incentive Plan Proposal will require the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN.

PROPOSAL 5

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING

RULE 5635(D), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND

OUTSTANDING COMMON STOCK PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT

WITH LINCOLN PARK CAPITAL FUND, LLC

On June 11, 2025, we entered into a purchase agreement (“Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) and a registration rights agreement (the “Registration Agreement”) pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $12.5 million worth of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement which is attached hereto as Appendix B. As consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we issued 1,186,859 shares of common stock to Lincoln Park as commitment shares (the “Commitment Shares”).

We are submitting this Nasdaq Proposal to you in order to obtain the requisite stockholder authorization in accordance with The Nasdaq Listing Rules to sell more than 20% of our issued and outstanding common stock to Lincoln Park (as of the date we entered into the Purchase Agreement), if we so choose, as more fully described below.

Agreements with Lincoln Park

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $12.5 million worth of shares of common stock. Such sales of common stock by us, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period commencing after certain conditions have been satisfied, which occurred on June 17, 2025 (“Commencement Date”), pursuant to the Purchase Agreement and the Registration Agreement.

Thereafter, from time to time, at our sole discretion, on any business day that we select (and provided (i) the closing sale price of our common stock is not less than the Floor Price (as defined in the Purchase Agreement as described below), and (ii) all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases (each as defined and described below) initiated by the Company pursuant to the Purchase Agreement, as applicable, have been properly delivered to Lincoln Park in accordance with the Purchase Agreement), we may direct Lincoln Park to purchase up to 125,000 shares of our common stock in a “Regular Purchase” on such business day, provided, however, that (i) the Regular Purchase may be increased to up to 150,000 shares of our common stock, provided that the closing sale price of our common stock is not below $0.35 on the purchase date and (ii) the Regular Purchase may be increased to up to 175,000 shares of our common stock, provided that the closing sale price of our common stock is not below $0.55 on the purchase date (such share amount limitation, the “Regular Purchase Share Limit”). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase shares of our common stock at an aggregate purchase price equal to or greater than $50,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $50,000. For purposes of the Purchase Agreement, “Floor Price” means, with respect to a Regular Purchase effected pursuant to the applicable terms thereof, $0.10, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.50.

The purchase price per share for each such Regular Purchase will be equal to 95% of the lower of: (i) the lowest sale price for our common stock on the purchase date for such shares of our common stock; and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares of our common stock.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any Purchase Date (as defined in the Purchase Agreement) for a Regular Purchase on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases effected prior to such Purchase Date have been properly delivered to Lincoln Park in accordance with the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, on the next business day following such Purchase Date for such corresponding Regular Purchase, which we refer to as the Accelerated Purchase Date, not to exceed the lesser of: (i) 30% of the aggregate number of shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase Date, the portion of the normal trading hours on the applicable Accelerated Purchase Date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date we refer to as the Accelerated Purchase Measurement Period; and (ii) 300% of the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to 95% of the lower of: (i) the volume weighted average price of our common stock on Nasdaq on the applicable Accelerated Purchase date; and (ii) the closing sale price of our common stock on the Nasdaq on the applicable Accelerated Purchase date.

We may also direct Lincoln Park, by written notice delivered to Lincoln Park, not later than 1:00 p.m., Eastern Time, on the same Accelerated Purchase Date on which an Accelerated Purchase Measurement Period for an Accelerated Purchase has ended prior to such time (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including those prior Accelerated Purchases and Additional Accelerated Purchases effected on the same Accelerated Purchase Date as the applicable Additional Accelerated Purchase have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time), to purchase an additional amount of our common stock on such same Accelerated Purchase Date, which we refer to as an Additional Accelerated Purchase, of up to the lesser of: (i) 30% of the aggregate number of shares of our common stock traded on such Accelerated Purchase date; and (ii) three times the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase that was completed on such Accelerated Purchase date on which an Additional Accelerated Purchase notice was properly received.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 95% of the lower of: (i) the volume weighted average price of our common stock on the applicable Additional Accelerated Purchase date; and (ii) the closing sale price of our common stock on the applicable Additional Accelerated Purchase date.

In all instances, we may not sell shares of our common stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 4.99% of our common stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of common stock.

We currently intend to use the net proceeds from the sale of securities to Lincoln Park for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. We have not determined the amount of net proceeds to be used specifically for such purposes.

Requirement to Seek Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement if such issuance would result in the issuance of more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the agreements related to such issuance (the “Nasdaq 20% Rule”).

Under the Nasdaq 20% Rule, in no event may we issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which was 5,561,445 shares, including the Commitment Shares, based on 27,821,136 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all shares of common stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $0.37209 per share which represents the lower of (A) the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted under applicable Nasdaq rules to take into account the issuance of shares of Common Stock to Lincoln Park for non-cash consideration as payment of the commitment fee described below so that the Exchange Cap limitation would not apply to issuances and sales of Common Stock under the Purchase Agreement pursuant to the rules and regulations of Nasdaq (the “Minimum Price”).

As of June 30, 2025, we had issued an aggregate of 5,244,709 shares of Common Stock to Lincoln Park under the Purchase Agreement (consisting of the 1,186,859 Commitment Shares, together with 4,057,850 purchase shares), leaving as of such date 316,736 shares of our Common Stock available for issuance under the Purchase Agreement without (i) seeking stockholder approval or (ii) assuming the average price per share of such shares equals or exceeds the Minimum Price. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules, including the Nasdaq 20% Rule. Based on the closing sale price of our common stock as reported on The Nasdaq Capital Market on June 30, 2025, to fully utilize the amount available to us, we would need to issue 56,035,476 shares of common stock to Lincoln Park (which includes the Commitment Shares), which would be in excess of the Nasdaq 20% Rule. Accordingly, in order to be able to sell to Lincoln Park the full amount available under the Purchase Agreement, we are seeking stockholder approval to issue 20% or more of our outstanding shares as of the date we entered into the Purchase Agreement with Lincoln Park.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve the Nasdaq Proposal, we will be unable to issue shares of common stock to Lincoln Park pursuant to the Purchase Agreement in excess of the Exchange Cap if sold at a price less than the Minimum Price. Accordingly, if stockholder approval of the Nasdaq Proposal is not obtained, we may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are unable to issue shares pursuant to the Purchase Agreement in excess of the Exchange Cap, we may be unable to fully satisfy our ongoing business needs on the terms or timeline we anticipate, if at all, the effect of which could materially and adversely impact future operating results, and result in a delay in or modification or abandonment of our business plans.

In addition, as a company currently listed on The Nasdaq Capital Market, we must satisfy on an ongoing basis Nasdaq’s continued listing requirements, including, among other things, maintaining a minimum stockholders’ equity of $2.5 million. In order to maintain compliance with such listing requirements, particularly the minimum stockholders’ equity requirement, we will need to raise capital. If the stockholders do not approve the Nasdaq Proposal, this could limit our ability to raise such capital as alternative sources of financing may not be available on favorable terms if at all. Additionally, we will continue to require substantial additional capital to continue our preclinical and clinical development and commercialization readiness activities. Because successful development of our current and potential product candidates is uncertain, we are unable to estimate the actual amount of funding we will require to complete research and development and commercialize our current and future product candidates. However, we may be unable to raise additional funds or enter into such arrangements when needed on favorable terms, or at all, which would have a negative impact on our financial condition and could force us to delay, limit, reduce or terminate our research and development programs or commercialization efforts or grant rights to others to develop or market product candidates that we would otherwise prefer to develop and market ourselves. Failure to receive additional funding, including if our stockholders do not approve the Nasdaq Proposal and as a result we are unable to issue shares pursuant to the Purchase Agreement in excess of the Exchange Cap, could cause us to curtail or cease our operations.

Effect of Approval

Upon obtaining the stockholder approval requested in this Nasdaq Proposal, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of common stock to Lincoln Park. If this Nasdaq Proposal is approved by our stockholders, we would be able to issue more than the original Exchange Cap (or 5,561,445 shares, which includes the Commitment Shares) to Lincoln Park under the Purchase Agreement at a price less than the Minimum Price. The maximum number of shares of common stock that we may issue would fluctuate from time to time based on the price of our common stock; however we would seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock we may issue to Lincoln Park under the Purchase Agreement above $12.5 million. In addition, the additional shares that we could issue to Lincoln Park will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility. Each additional share of common stock that would be issuable to Lincoln Park would have the same rights and privileges as each share of our currently authorized common stock.

Reasons for Transaction and Effect on Current Stockholders

Our Board has determined that the Purchase Agreement with Lincoln Park is in the best interests of the Company and its stockholders because the right to sell shares to Lincoln Park provides the Company with a potential source of capital and the ability to access that capital when and as needed.

The Purchase Agreement does not affect the rights of the holders of outstanding common stock, but the sale of shares to Lincoln Park pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

Vote Required and Recommendation of our Board

If a quorum is present, the number of affirmative votes cast in favor of this Nasdaq Proposal must exceed the number of votes cast against the proposal for approval of this proposal; provided, however, that the vote of any shares of our common stock issued to Lincoln Park pursuant to the Purchase Agreement will not be counted in determining whether or not the Nasdaq Proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC.

PROPOSAL 6

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TEN (1:10) TO ONE-FOR-FIFTY (1:50), AT ANY TIME PRIOR TO DECEMBER 31, 2026, SUBJECT TO THE BOARD’S DETERMINATION, IN ITS SOLE DISCRETION, WHETHER OR NOT TO IMPLEMENT THE REVERSE STOCK SPLIT AND, IF SO, AT WHAT SPECIFIC RATIO WITHIN THE FOREGOING RANGE,

WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders for us to amend our Charter to effect a reverse stock split (the “Charter Amendment”) of our issued shares of common stock at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50) (the “Approved Split Ratios”), at any time prior to December 31, 2026, subject to the Board’s determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of our stockholders (the “Reverse Split”). A vote for this Reverse Stock Split Proposal will constitute adoption and approval of the Charter Amendment and the Reverse Split that, once effected by filing the Charter Amendment with the Secretary of State of the State of Delaware, will combine between ten and fifty shares of our common stock into one share of our common stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued, but will have no effect on the number of shares of common stock we are authorized to issue.

Accordingly, stockholders are asked to adopt and approve the Charter Amendment set forth in Appendix C to effect the Reverse Split as set forth in the Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split and, if so, at what specific ratio within the range of the Approved Split Ratios, provided that if implemented, the Reverse Split must be effected on or prior to December 31, 2026. As set forth on Appendix C, by approving this Reverse Stock Split Proposal, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Split at each of the Approved Split Ratios.

If adopted and approved by our stockholders, the Reverse Split (if implemented in the Board’s sole discretion) would be effected at an Approved Split Ratio approved by the Board prior to December 31, 2026, if at all. If the Reverse Split is implemented by the Board, the Charter Amendment setting forth the Approved Split Ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Split at the other Approved Split Ratios will be abandoned. The Board reserves the right to elect to abandon the Charter Amendment and the Reverse Split at any of the Approved Split Ratios if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq. On February 7, 2025, we received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Nasdaq notification had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective. We were provided an initial compliance period of 180 calendar days from the date of the Minimum Bid Price Requirement notice, or until August 6, 2025, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time during this period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to the Staff’s discretion to extend such 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H), the Staff will provide the Company with a written confirmation of compliance and the matter will be closed. Alternatively, if we fail to regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, we may be eligible for an additional 180 calendar day compliance period, provided (i) we meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Minimum Bid Price Requirement) and (ii) we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel, but such appeal would not stay any delisting action by Nasdaq.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our common stock could be delisted from Nasdaq because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Minimum Bid Price Requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

As of June 30, 2025, our common stock closed at $0.2279 per share on Nasdaq. The Reverse Split, if effected, is expected to have the immediate effect of increasing the price of our common stock as reported on Nasdaq, therefore reducing the risk that our common stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for approval at the Annual Meeting.

Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. The Board also believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with Nasdaq listing standards.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq Minimum Bid Price Requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted should we fail to meet one or more of the other continued listing requirements, including the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) and Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

If we effect the Reverse Split and then the market price of our common stock declines and we fail to meet the continued Nasdaq listing requirement for the minimum bid price, we may not be eligible for any compliance period.

In January 2025, the SEC approved amendments, which are now effective, to the Nasdaq listing rules that significantly affect companies seeking to use reverse stock splits to regain or maintain compliance with Nasdaq’s $1.00 minimum bid price requirement. The changes to the Nasdaq rules alter, among others, the frequency of reverse stock splits to prevent companies from repeatedly using them as part of their minimum bid price compliance strategy. Under the amended Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to meet the continued listing requirement for minimum bid price and the company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company shall not be eligible for any compliance period to address the bid price deficiency. Instead, Nasdaq will move forward with delisting proceedings.

As a result, (i) since we effected a reverse stock split of our common stock at a ratio of one-for-forty (1:40) on February 2, 2024, if the Reverse Split is implemented at any ratio within the Approved Split Ratio and we subsequently fail to satisfy the Minimum Bid Price Requirement prior to February 2, 2026, or (ii) if the Reverse Split is implemented at any ratio within the Approved Split Ratio and we subsequently fail to satisfy the Minimum Bid Price Requirement within the one-year period following implementation, then, in either case, Nasdaq will begin the process of delisting our common stock without providing any compliance period.

Determination of the Ratio for the Reverse Split

If the Reverse Stock Split Proposal is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-ten (1:10) or exceed a ratio of one-for-fifty (1:50). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of June 30, 2025, after completion of the Reverse Split, we will have between 662,889 and 3,314,443 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split except for adjustments that may result from the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:10 to 1:50 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of June 30, 2025.

After Each Reverse Split Ratio

	Current	1:10	1:30	1:50
Common Stock Authorized (1)	200,000,000	200,000,000	200,000,000	200,000,000
Common Stock Issued and Outstanding	33,145,048	3,314,505	1,104,835	662,901
Number of Shares of Common Stock Reserved for Issuance (2)	2,814,221	281,424	93,809	56,287
Number of Shares of Common Stock Authorized but Unissued and Unreserved	164,040,731	196,404,071	198,801,356	199,280,812
Price per share, based on the closing price of our Common Stock on June 30, 2025 (3)	$0.2279	$2.279	$6.837	$11.395

(1) The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our Charter.

(2) Includes (i) warrants to purchase an aggregate of 1,981,079 shares of common stock with a weighted average exercise price of $10.05 per share, (ii) 80,000 shares of common stock underlying unvested restricted stock units, (iii) 283,573 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $121.67 per share, (iv) 464,367 shares of common stock reserved for future issuance under the 2018 Plan (does not include 6,500,000 additional shares of common stock that may be available under the 2018 Plan if stockholders approve the Incentive Plan Proposal), and (v) 5,202 shares of common stock reserved for future issuance under the ESPP.

(3) The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the common stock on June 30, 2025.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on Nasdaq under the symbol “GNPX,” assuming that we are able to regain compliance with the Minimum Bid Price Requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the per share exercise price and the number of shares issuable upon the exercise of the following outstanding derivative securities issued or reserved for future issuance by us, in accordance with the Approved Split Ratio (all figures are as of June 30, 2025 and are on a pre-Reverse Split basis), including:

●	1,981,079 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $10.05 per share;
●	80,000 shares of common stock underlying unvested restricted stock units;
●	283,573 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $121.67 per share;
●

464,367 shares of common stock reserved for future issuance under the 2018 Plan (does not include 6,500,000 additional shares of common stock that may be available under the 2018 Plan if stockholders approve the Incentive Plan Proposal); and

●	5,202 shares of common stock reserved for future issuance under the ESPP.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on our Equity Incentive Plan

As of June 30, 2025, we had 227,951 shares of common stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2018 Plan, and 80,000 shares of common stock reserved for issuance underlying unvested restricted stock units issued under our 2018 Plan, as well as 464,367 shares of common stock available for issuance in connection with future awards under our 2018 Plan. Stockholders are being asked to approve the Incentive Plan Proposal, which would increase the shares of common stock available for issuance under the 2018 Plan by 6,500,000 shares. Pursuant to the terms of the 2018 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of common stock underlying outstanding stock options, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2018 Plan to equitably reflect the effects of the Reverse Split. Furthermore, the number of shares available for future grant under the 2018 Plan will be similarly adjusted.

Effect on our Employee Stock Purchase Plan

As of June 30, 2025, we had 5,202 shares of common stock authorized for issuance under the ESPP. Pursuant to the terms of the ESPP, the administrator of the ESPP will adjust the number of shares of common stock which may be delivered under the ESPP, the purchase price per share and number of shares of common stock covered by any unexercised outstanding options under the ESPP, and other numerical limits under the ESPP, so as to equitably reflect the effects of the Reverse Split. The ESPP has not yet been utilized as a benefit available to our employees.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Charter Amendment. On the effective date, shares of common stock issued immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Reverse Stock Split Proposal. If the proposed Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Record and Beneficial Stockholders

If the Charter Amendment is adopted and approved and the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Charter Amendment is adopted and approved and the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificated form can surrender certificates representing pre-Reverse Split shares to our transfer agent, VStock Transfer, LLC, in exchange for a certificate representing post-Reverse Split shares. Each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the Approved Split Ratio selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in our financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Reverse Stock Split Proposal and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of material U.S. federal income tax consequences of a Reverse Split to our U.S. Holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses U.S. Holders who hold common stock as capital assets. It does not purport to be complete and does not address U.S. Holders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust with respect to which a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A U.S. Holder generally will not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Split, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of common stock received in the Reverse Split will equal the U.S. Holder’s basis in its old shares of common stock and such U.S. Holder’s holding period in the shares received will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described above under “Treatment of Fractional Shares,” no fractional shares of the Company’s common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. A U.S. Holder who receives one whole share of the Company’s common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Split.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Amended and Restated Bylaws, as amended, and Delaware law, approval and adoption of this Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal. As described above, we believe that this proposal will likely be considered a “routine” matter under New York Stock Exchange rules, and accordingly, we do not expect any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CHARTER TO EFFECT THE REVERSE SPLIT.

PROPOSAL 7

THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” ANY OF THE FOREGOING PROPOSALS PRESENTED ARE INSUFFICIENT TO APPROVE ANY OF SAID PROPOSALS

Adjournment of the Annual Meeting

If the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented are insufficient to approve any of said proposals, we may move to adjourn the Annual Meeting in order to enable the Board to solicit additional proxies in favor of the approval of any of such proposals. In that event, we may ask stockholders to vote upon the Adjournment Proposal and not on the other proposals discussed in this proxy statement. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote and Recommendation

If a quorum is present, approval of the proposal to adjourn the Annual Meeting to a later date requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this Adjournment Proposal. Abstentions, if any, will not have any effect on this Adjournment Proposal. Shares that are not represented at the Annual Meeting and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will also not affect the outcome of the vote on this proposal. As described above, we believe that this proposal will likely be considered a “routine” matter under New York Stock Exchange rules, and accordingly, we do not expect any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING IF THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” ANY OF THE FOREGOING PROPOSALS PRESENTED ARE INSUFFICIENT TO APPROVE ANY OF SAID PROPOSALS.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2026 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2026 annual meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us no later than March 20, 2026 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary.

Our Amended and Restated Bylaws, as amended, state that a stockholder must provide timely written notice of any nominations of persons for election to our Board of Directors or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2026 annual meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than May 18, 2026 and no earlier than April 17, 2026; provided, however, that in the event the 2026 annual meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”) or more than thirty (30) days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at our 2026 annual meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Genprex, Inc., 3300 Bee Cave Road #650-227, Austin, Texas 78746, Attn: Corporate Secretary, no later than June 16, 2026. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our Amended and Restated Bylaws, as amended. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our Amended and Restated Bylaws, as amended, as described in this section, and it shall not extend any such deadline set forth under our Amended and Restated Bylaws, as amended.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements) filed with the SEC may be obtained without charge by writing to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Investor Relations. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on July 7, 2025. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2024 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, notices of internet availability of proxy materials, and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If a broker or other nominee holds your shares and (1) your household received a single set of the proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own set of our proxy materials in future years or (2) you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Investor Relations, or by phone at (877) 774-4679. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in their best judgment.

By Order of the Board of Directors,

Ryan M. Confer
President, Chief Executive Officer & Chief Financial Officer

July 16, 2025

APPENDIX A

GENPREX, INC. 2018 EQUITY INCENTIVE PLAN

As Amended and Restated Effective June 30, 2025 (the “Restatement Date”)

1.	Purposes of the Plan.

The purposes of this Plan are to attract and retain personnel for positions with the Company, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options to Employees and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, and Performance Awards to any Service Provider.

2.	Shares Subject to the Plan.

(a)        Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:

(i)        7,272,318 Shares, plus

(ii)      a number of Shares equal to the number of shares of common stock of the Company subject to outstanding awards granted under the Genprex, Inc. 2009 Stock Plan that, after the Registration Date, expire or otherwise terminate without having been exercised in full and a number of Shares equal to the number of Shares of common stock of the Company issued under awards granted under the Genprex, Inc. 2009 Stock Plan that, after the Registration Date, are forfeited to the Company, tendered to or withheld by the Company for payment of an exercise price or for tax withholding, or repurchased by the Company due to failure to vest, with the maximum number of Shares that may be added to the Plan under this Section 2(a)(i) being equal to 65,719 Shares, plus

(iii)     any additional Shares that become available for issuance under the Plan under Sections 2(b) and 2(c). The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.

(b)           Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2019 Fiscal Year, in an amount equal to the lesser of:

(i)        5% of the total number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding Fiscal Year, and

(ii)       a lower number of Shares determined by the Administrator.

(c)           Lapsed Awards.

(i)       Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.

(ii)      Stock Appreciation Rights. Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan.

(iii)     Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units or stock-settled Performance Awards that are reacquired by the Company due to failure to vest or are forfeited to the Company will become available for future issuance under the Plan.

(iv)     Withheld Shares. Shares used to pay the Exercise Price of an Award or to satisfy tax withholding obligations related to an Award will become available for future issuance under the Plan.

(v)      Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.

(d)          Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Section 2(a)(i) and 2(a)(ii) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).

(e)          Adjustment. The numbers provided in Sections 2(a), 2(b), and 2(d) will be adjusted as a result of changes in capitalization referred to in Section 13.

(f)        Substitute Awards. If the Committee grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.

3.	Administration of the Plan.

(a)        Procedure.

(i)       General. The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.

(ii)      Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to 1 or more Officers the authority to grant Awards to Employees of the Company or any of its Subsidiaries who are not Officers, provided that the delegation must specify any limitations on the authority required by Applicable Laws, including the total number of Shares that may be subject to the Awards granted by such Officer(s). Such delegation may be revoked at any time by the Board or Committee. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or a Committee made up solely of Directors, unless the resolutions delegating the authority permit the Officer(s) to use a different form of Award Agreement approved by the Board or a Committee made up solely of Directors.

(b)        Powers of the Administrator. Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including:

(i)           to determine the Fair Market Value;

(ii)          to approve forms of Award Agreements for use under the Plan (provided that all forms of Award Agreement must be approved by the Board or the Committee of Directors acting as the Administrator);

(iii)         to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;

(iv)         to determine the number of Shares to be covered by each Award granted;

(v)        to determine the terms and conditions, consistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time(s) when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;

(vi)         to institute and determine the terms and conditions of an Exchange Program;

(vii)        to interpret the Plan and make any decisions necessary to administer the Plan;

(viii)    to establish, amend and rescind rules relating to the Plan, including rules relating to sub-plans established to satisfy laws of jurisdictions other than the United States or to qualify Awards for favorable tax treatment under laws of jurisdictions other than the United States;

(ix)           to interpret, modify or amend each Award (subject to Section 18), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards;

(x)          to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 15;

(xi)         to delegate ministerial duties to any of the Company’s employees;

(xii)        to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; and

(xiii)       to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award.

(c)        Termination of Status.

(i)            Unless a Participant is on a leave of absence approved by the Company as set forth in Section 11, the Participant’s status as a Service Provider will end at midnight at the end of the last day the Participant actively provides services for a member of the Company Group (the “Termination of Status Date”). The Administrator has the sole discretion to determine the date on which a Participant stops actively providing services and whether a Participant may still be considered to be providing services while on a leave of absence and the Administrator may delegate this decision, other than with respect to Officers, to the Company’s senior human resources officer.

(ii)           This termination of status as a Service Provider will occur regardless of the reason for such termination even if the termination is later found to be invalid, in breach of employment laws in the jurisdiction where Participant is providing services, or in violation of the terms of Participant’s employment or service agreement, if any such agreement exists.

(iii)          Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Administrator, a Participant’s right to vest in any Award under the Plan will cease as of the Termination of Status Date and will not be extended by any notice period, whether arising under contract, statute or common law, including any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing services.

(d)         Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

(e)          Waiver. The Administrator may waive any terms, conditions or restrictions.

(f)            Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.

(g)           Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).

(h)           Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.

(i)          Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

4.	Stock Options.

(a)         Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, its per share exercise price (“Exercise Price”), its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.

(b)           Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator.

(c)           Form of Consideration. The Administrator will determine the acceptable forms of consideration for exercising an Option and those forms of consideration will be described in the Award Agreement. The consideration may consist of any combination of the following, to the extent permitted by Applicable Laws:

(i)           cash;

(ii)           check or wire transfer;

(iii)          promissory note;

(iv)          other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;

(v)       consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Board or a Committee of Directors;

(vi)          consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares that has been approved by the Board or a Committee of Directors; and

(vii)         any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Board or a Committee of Directors).

(d)         Incentive Stock Option Limitations.

(i)          The Exercise Price of an Incentive Stock Option may not be less than 100% of the Fair Market Value on the Grant Date.

(ii)          To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as nonstatutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose the fair market value of the shares subject to an option will be determined as of the grant date of each option.

(iii)         The Expiration Date of an Incentive Stock Option will be the day prior to the 10th anniversary of the Grant Date or any earlier date provided in the Award Agreement, subject to clause (iv) below.

(iv)         The following rules apply to Incentive Stock Options granted to Participants who own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company:

(1)           the Expiration Date of the Incentive Stock Option may not be after the day prior to the 5th anniversary of the Grant Date; and

(2)          the Exercise Price may not be less than 110% of the Fair Market Value on the Grant Date.

If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 4(d)(iv)(1) and 4(d)(iv)(2), then the Option will not qualify as an Incentive Stock Option. All Options granted under the Plan are Nonstatutory Stock Options unless specifically designated as Incentive Stock Options in the Award Agreement pursuant to which such Options are granted.

(e)            Exercise of Option. An Option is exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised.

(f)           Expiration of Options. Subject to Section 4(d), an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under Sections 14 or 16(b) or under the Award Agreement.

(g)           Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Option remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.

5.	Restricted Stock.

(a)          Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator determines. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow until the end of the Period of Restriction applicable to such Shares. All grants of Restricted Stock and interpretative decisions about Restricted Stock may only be made by the Administrator.

(b)         Restrictions:

(i)        Except as provided in this Section 5 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the Period of Restriction applicable to such Shares.

(ii)        During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii)        During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares of Restricted Stock with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such Shares until the restrictions on the Shares of Restricted Stock with respect to which they were paid have lapsed.

(iv)        Except as otherwise provided in this Section 5 or an Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.

(v)         The Administrator may impose, prior to grant, or remove any restrictions on Shares of Restricted Stock.

6.	Restricted Stock Units.

(a)        Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)       Vesting Criteria and Other Terms. The Administrator will set vesting criteria that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.

(c)         Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 6(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.

(d)       Form and Timing of Payment. Payment of earned Restricted Stock Units will be made when practicable after the date set forth in the Award Agreement and determined by the Administrator. The Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

7.	Stock Appreciation Rights.

(a)        Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the Exercise Price (which may not be less than 100% of Fair Market Value on the Grant Date), its Expiration Date, the conditions of exercise, and such other terms and conditions as the Administrator determines.

(b)          Payment of Stock Appreciation Right Amount. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:

(i)           the difference between the Fair Market Value on the date of exercise and the Exercise Price multiplied by

(ii)           the number of Shares with respect to which the Stock Appreciation Right is exercised.

Payment upon Stock Appreciation Right exercise may be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share.

Exercising a Stock Appreciation Right in any manner will decrease (x) the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised and (y) the number of Shares thereafter available under the Plan by the number of Shares issued upon such exercise.

(c)           Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under Sections 14 or 16(b) or under the Award Agreement.

(d)        Tolling of Expiration. If exercising an Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.

8.	Performance Stock Units and Performance Shares.

(a)      Award Agreement. Each Award of Performance Stock Units/Shares will be evidenced by an Award Agreement that will specify the time period during which the performance objectives or other vesting provisions will be measured which shall not exceed 5 years (“Performance Period”) and the material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.

(b)      Value of Performance Stock Units/Shares. Each Performance Stock Unit will have an initial value established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value on the Grant Date.

(c)           Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions may determine the number or value of Performance Stock Units/Shares paid out.

(d)          Earning of Performance Stock Units/Shares. After an applicable Performance Period has ended, the holder of Performance Stock Units/Shares will be entitled to receive a payout of the number of Performance Stock Units/Shares earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Stock Unit/Share.

(e)          Payment of Performance Stock Units/Shares. Payment of earned Performance Stock Units/Shares will be made when practicable after the end of the applicable Performance Period. Payment with respect to earned Performance Stock Units/Shares may be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator.

9.	Performance Awards.

(a)       Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period and the material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.

(b)     Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.

(c)        Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions will determine the value of the payout for the Performance Awards.

(d)       Earning of Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

(e)         Payment of Performance Awards. Payment of earned Performance Awards will be made when practicable after the end of the applicable Performance Period. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment.

10.	Outside Director Limitations.

No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined under U.S. generally accepted accounting principles) of more than $1,000,000, increased to $2,000,000 in connection with his or her initial service as an Outside Director. Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purpose of this limitation.

11.	Leaves of Absence/Transfer Between Locations/Change of Status.

(a)     General. Unless otherwise provided by the Administrator, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or other member of the Company Group employing such Employee or (ii) any transfer between locations of the Company or members of the Company Group.

(b)        Vesting. Unless a leave policy approved by the Administrator provides otherwise or it is otherwise required by Applicable Law, vesting of Awards granted under the Plan will continue only for Participants on an approved leave of absence.

(c)       Incentive Stock Option Status. If a Participant’s leave of absence approved by the Company or other member of the Company Group employing such Employee exceeds 3 months and reemployment upon expiration of such leave is not guaranteed by statute or contract, then 3 months following the 1st day of such leave the Participant will no longer be an employee for incentive stock option purposes. If reemployment upon expiration of such leave of absence is not guaranteed by statute or contract, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

(d)        Protected Leaves.

(i)           Any leave of absence by a Participant will be subject to any Applicable Laws that apply to leaves of absence.

(ii)           For a Participant on a military leave, if required by Applicable Laws, vesting will continue for the longest period that vesting continues under any other statutory or Company-approved leave of absence. When a Participant returns from military leave (under conditions that would entitle him or her to such protection under the Uniformed Services Employment and Reemployment Rights Act), the Participant will be given vesting credit to the same extent as if the Participant had continued to provide services to the Company or other member of the Company Group, as applicable, through the military leave.

(e)         Changes in Status. If a Participant who is an Employee has a reduction in hours worked, the Administrator may unilaterally:

(i)         make a corresponding reduction in the number of Shares or cash amount subject to any portion of an Award that is scheduled to vest or become payable after the date of such extend leave or reduction in hours; and

(ii)          in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.

If any such reduction occurs, the Participant will have no right to any portion of the Award that is reduced.

(f)          Determinations. The effect of a Company-approved leave of absence, a transfer, or a Participant’s reduction in hours of employment or service on the vesting of an Award shall be determined, under policies reviewed by the Administrator, by the Company’s senior human resources officer or other person performing that function or, with respect to Directors or Officers by the Compensation Committee of the Board, and any such determination will be final.

12.	Transferability of Awards.

(a)        General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.

(b)         Domestic Relations Orders. If approved by the Administrator, an Award may be transferred under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be converted into a Nonstatutory Stock Option as a result of such transfer.

(c)         Limited Transfers for the Benefit of Family Members. The Administrator may permit an Award or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws.

(d)       Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested then the service of the Participant will continue to determine whether the Award will vest and any Expiration Date.

13.	Adjustments; Dissolution or Liquidation.

(a)         Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including, without limitation, a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 2 in such a manner as it deems equitable. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares or other securities of the Company will not be treated as an event that will require adjustment.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant when practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

14.	Change in Control.

(a)        Administrator Discretion. If a Change in Control or a merger of the Company with or into another corporation or other entity occurs, each outstanding Award will be treated as the Administrator determines, including, without limitation, that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation.

(b)        Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the transaction.

(c)        Continuation. An Award will be considered continued if, following the Change in Control or merger:

(i)           the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares); provided that if the consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Stock Unit, Performance Share or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction; or

(ii)           the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Change of Control. If as of the date of the occurrence of the transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.

(iii)         Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-transaction corporate structure will not invalidate an otherwise valid Award assumption.

(d)        The Administrator will have authority to modify Awards in connection with a Change in Control or merger:

(i)          in a manner that causes them to lose their tax-preferred status,

(ii)          to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the transaction the Option may only be exercised to the extent it is vested;

(iii)       to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the transaction is equivalent and the adjustment complies with Treasury Regulation Section 1.409A-1(b)(v)(D); and

(iv)        to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the transaction.

(e)           Non-Continuation. If the successor corporation does not continue for an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an Award accelerate as to more than 100% of the Award. If Options or Stock Appreciation Rights are not continued when a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).

(f)         Outside Director Awards. With respect to Awards granted to an Outside Director that are continued, if on the date of or following such continuation the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant that is not at the request of the acquirer, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares not otherwise vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met.

15.	Tax Matters.

(a)         Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any taxes (including the Participant’s social tax obligations) required to be withheld with respect to such Award (or exercise thereof).

(b)          Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may permit or may require a Participant to satisfy such tax withholding obligations, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash (including cash from the sale of Shares issued to Participant) or Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in unfavorable financial accounting treatment, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld, or (iv) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The fair market value of the Shares to be withheld or delivered will be determined as of the date the taxes must be withheld.

(c)           Compliance With Code Section 409A. Except as otherwise determined by the Administrator, it is intended that Awards will be designed and operated so that they are either exempt from the application of Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 15(c) is not a guarantee to any Participant of the consequences of his or her Awards.

16.	Other Terms.

(a)         No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by Applicable Laws.

(b)        Forfeiture Events.

(i)          All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 16(b) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will give a Participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(ii)           The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. In the event of termination of such Participant’s status as Service Provider for Cause or any act by a Participant, whether before or after such Participant’s Termination Status Date, that would constitute cause for termination of such Participant’s status as a Service Provider, all Awards will terminate immediately.

(iii)          If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (i) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (ii) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

17.	Term of Plan.

Subject to Sections 18 and 20, the Plan will continue in effect until the 10th anniversary of the Restatement Date (the “Expiration Date”), provided that any Awards granted under the Plan shall, subject to Section 18, continue in effect in accordance with their terms and the Plan after the Expiration Date.

18.	Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.

(b)          Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c)       Consent of Participants Generally Required. Subject to Section 18(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.

(d)      Exceptions to Consent Requirement.

(i)         A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and

(ii)           Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done

(1)         in a manner permitted under the Plan,

(2)         to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(3)        to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(4)       to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B), or

(5)       to comply with other Applicable Laws.

19.	Conditions Upon Issuance of Shares.

(a)         Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws will relieve the Company of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.

(b)       Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)          Failure to Accept Award. If a Participant has not accepted an Award or has not taken all administrative and other steps (e.g. setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the Shares subject such Award are scheduled to vest, then the Award will be cancelled on such date and the Shares subject to such Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.

20.	Stockholder Approval.

The Plan, as amended and restated effective as of the Restatement Date, will be subject to approval by the stockholders of the Company within 12 months after the Restatement Date. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

21.	Definitions.

The following definitions are used in this Plan:

(a)         “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities or exchange control laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(b)         “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Performance Shares, or Performance Awards.

(c)         “Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.

(d)         “Board” means the Board of Directors of the Company.

(e)        “Cause” means (i) the commission of an act of theft, embezzlement, fraud, or dishonesty, (ii) a breach of fiduciary duty to the Company or a member of the Company Group including misappropriation of any Company corporate opportunity, (iii) violation of the terms of Employee’s Confidential Information, Assignment of Inventions, and Noncompetition Agreement with the Company, (iv) final conviction of a felony that adversely affects the Company (with all appeals exhausted), or (v) a failure to materially perform the customary duties of Employee’s employment.

(f)           “Change in Control” means the occurrence of any of the following events:

(i)          A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this Section 21(e)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)          A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For this Section 21(e)(ii), if any Person is in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)         A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 21(e)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(1)        a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or

(2)         a transfer of assets by the Company to:

(A)    a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,

(B)    an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,

(C)    a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or

(D)    an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsections 21(e)(iii)(2)(A) to 21(e)(iii)(2)(C).

For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

A transaction will not be a Change in Control:

(iv)          unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or

(v)        if its sole purpose is to (1) change the state of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)          “Code” means the Internal Revenue Code of 1986. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)         “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.

(i)            “Common Stock” means the common stock of the Company.

(j)            “Company” means Genprex, Inc., a Delaware corporation, or any of its successors.

(k)        “Company Group” means the Company, any Parent or Subsidiary of the Company, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

(l)          “Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.

(m)          “Director” means a member of the Board.

(n)          “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(o)          “Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company at the time of grant. Notwithstanding Stock Options granted to individuals not providing services to the Company or a subsidiary of the Company should be carefully structured to comply with the payment timing rule of Code Section 409A. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.

(p)       “Exchange Act” means the U.S. Securities Exchange Act of 1934.

(q)       “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r)       “Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed by midnight Central Time between the Expiration Date and the following date.

(s)        “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable;

(iii)         For any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv)         Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) or (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(t)         “Fiscal Year” means a fiscal year of the Company.

(u)        “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.

(v)         “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(x)       “Option” means a stock option to acquire Shares granted under Section 4.

(y)       “Outside Director” means a Director who is not an Employee.

(z)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(aa)      “Participant” means the holder of an outstanding Award.

(bb)     “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which will be settled for cash, Shares or other securities or a combination of the foregoing under Section 9.

(cc)     “Performance Factors” means one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (9) total stockholder return; (10) return on equity or average stockholder’s equity; (11) return on assets, investment, or capital employed; (12) stock price; (13) margin (including gross margin); (14) income (before or after taxes); (15) operating income; (16) operating income after taxes; (17) pre-tax profit; (18) operating cash flow; (19) sales or revenue targets; (20) increases in revenue or product revenue; (21) expenses and cost reduction goals; (22) improvement in or attainment of working capital levels; (23) economic value added (or an equivalent metric); (24) market share; (25) cash flow; (26) cash flow per share; (27) cash balance; (28) cash burn; (29) cash collections; (30) share price performance; (31) debt reduction; (32) implementation or completion of projects or processes (including, without limitation, discovery of a preclinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions (such as IND, BLA and NDA), regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (33) stockholders’ equity; (34) capital expenditures; (35) financings; (36) operating profit or net operating profit; (37) workforce diversity; (38) growth of net income or operating income; (39) employee retention; (40) initiation of studies by specific dates; (41) budget management; (42) submission to, or approval by, a regulatory body (including, but not limited to the FDA) of an applicable filing or a product; (43) regulatory milestones; (44) progress of internal research or development programs; (45) progress of partnered programs; (46) partner satisfaction; (47) timely completion of clinical trials; (48) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (49) expansion of sales in additional geographies or markets; (50) research progress, including the development of programs; (51) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (52) filing of patent applications and granting of patents; and (53) and any other measures of performance selected by the Board.

(dd)       “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine under Section 8.

(ee)       “Performance Stock Units” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing under Section 8.

(ff)      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)       “Plan” means this 2018 Equity Incentive Plan, as amended and restated effective as of the Restatement Date and as the Plan may be further amended from time to time.

(hh)     “Registration Date” means the effective date of the first registration statement filed by the Company and declared effective under Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(ii)       “Restricted Stock” means Shares issued under an Award granted under Section 5 or issued as a result of the early exercise of an Option.

(jj)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, granted under Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)       “Securities Act” means Securities Act of 1933, as amended.

(ll)         “Service Provider” means an Employee, Director or Consultant.

(mm)      “Share” means a share of Common Stock.

(nn)       “Stock Appreciation Right” means an Award granted (alone or in connection with an Option) under Section 7.

(oo)      “Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f).

(pp)      “Trading Day” means a day on which the applicable stock exchange or national market system is open for trading.

APPENDIX B

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of June 11, 2025, by and between GENPREX, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Twelve Million Five Hundred Thousand Dollars ($12,500,000) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The shares of Common Stock to be purchased by the Investor hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.         CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)       “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(b)       “Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the greater of (i) seventy-five percent (75%) of the Closing Sale Price of the Common Stock on the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof and (ii) the minimum per share price threshold set forth in the applicable Accelerated Purchase Notice.

(c)        “Accelerated Purchase Notice” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Accelerated Purchase Share Amount to be purchased by the Investor (such specified Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(b) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Accelerated Purchase Price on the applicable Accelerated Purchase Date for such Accelerated Purchase.

(d)         “Accelerated Purchase Price” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, ninety-five percent (95%) of the lower of (i) the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(e)         “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in an Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.

(f)         “Accelerated Purchase Share Percentage” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(g)       “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the number of Purchase Shares specified by the Company in the applicable Accelerated Purchase Notice as the Accelerated Purchase Share Amount to be purchased by the Investor in such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(h)        “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(i)         “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the greater of (i) seventy-five percent (75%) of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the applicable Additional Accelerated Purchase Date with respect to such Additional Accelerated Purchase and (ii) the minimum per share price threshold set forth in the applicable Additional Accelerated Purchase Notice.

(j)        “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Additional Accelerated Purchase Share Amount to be purchased by the Investor (such specified Additional Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(c) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Additional Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Additional Accelerated Purchase Price on the applicable Additional Accelerated Purchase Date for such Additional Accelerated Purchase.

(k)         “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, ninety-five percent (95%) of the lower of (i) the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such Additional Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(l)         “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

(m)         “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(n)         “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of shares of Common Stock equal to (i) the number of Purchase Shares specified by the Company in the applicable Additional Accelerated Purchase Notice as the Additional Accelerated Purchase Share Amount to be purchased by the Investor in such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(o)         “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, Fifty Thousand Dollars ($50,000).

(p)          “Available Amount” means, initially, Twelve Million Five Hundred Thousand Dollars ($12,500,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(q)         “Average Price” means a price per Purchase Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Purchase Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Purchase Shares issued pursuant to this Agreement.

(r)         “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(s)       “Base Price” means a price per Purchase Share equal to the sum of (i) the Signing Market Price and (ii) $0.07941 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

(t)         “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(u)         “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(v)         “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(w)         “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(x)         “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(y)        “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(z)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa)         “Floor Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, $0.10, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.50.

(bb)         “Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

(cc)       “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(dd)         “Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date.

(ee)         “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(ff)         “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(gg)      “Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or The OTCQX Best Market or The OTCQB Venture Market operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(hh)        “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(ii)         “Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time, but prior to 5:00 p.m., Eastern time, on such Business Day, a valid Regular Purchase Notice for such Regular Purchase in accordance with this Agreement.

(jj)         “Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, ninety-five percent (95%) of the lower of: (i) the lowest Sale Price on the applicable Purchase Date for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(kk)        “Regular Purchase Notice” means, with respect to any Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares at the applicable Purchase Price as specified by the Company therein on the applicable Purchase Date for such Regular Purchase.

(ll)           “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(mm)         “SEC” means the U.S. Securities and Exchange Commission.

(nn)          “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(oo)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp)          “Signing Market Price” means $0.29268, representing the average official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) for the five (5) consecutive trading days ending on the trading day immediately preceding the date of this Agreement.

(qq)         “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(rr)         “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(ss) “Transfer Agent” means VStock Transfer, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(tt)         “VWAP” means in respect of an Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)         Commencement of Regular Sales of Common Stock. Upon the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to One Hundred Twenty-Five Thousand (125,000) Purchase Shares, subject to adjustment as set forth below in this Section 2(a) (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date (each such purchase a “Regular Purchase”); provided, however, that (i) the Regular Purchase Share Limit shall be increased to One Hundred Fifty Thousand (150,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $0.35, and (ii) the Regular Purchase Share Limit shall be increased to One Hundred Seventy-Five Thousand (175,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $0.55 (all of which share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor a Regular Purchase Notice hereunder for a Purchase Amount (calculated by multiplying (X) the number of Purchase Shares equal to the Fully Adjusted Regular Purchase Share Limit, by (Y) the Purchase Price per Purchase Share covered by such Regular Purchase Notice on the applicable Purchase Date therefor) equal to or greater than Fifty Thousand Dollars ($50,000), the Regular Purchase Share Limit for such Regular Purchase Notice shall not be fully adjusted to equal the applicable Fully Adjusted Regular Purchase Share Limit, but rather the Regular Purchase Share Limit for such Regular Purchase Notice shall be adjusted to equal the applicable Alternate Adjusted Regular Purchase Share Limit as of the applicable Purchase Date for such Regular Purchase Notice); and provided, further, however, that the Investor’s committed obligation under any single Regular Purchase, other than any Regular Purchase with respect to which an Alternate Adjusted Regular Purchase Share Limit shall apply, shall not exceed Five Hundred Thousand Dollars ($500,000). If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day, so long as (i) the Closing Sale Price of the Common Stock on such Business Day is not less than the Floor Price and (ii) all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases initiated by the Company pursuant to this Agreement, as applicable, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. Notwithstanding the foregoing, the Company shall not deliver any Regular Purchase Notices to the Investor during the PEA Period.

(b)         Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Accelerated Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date therefor in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only (i) on a Purchase Date on which the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above) and (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases initiated by the Company pursuant to this Agreement, as applicable, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice, such Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice (which shall be confirmed in an Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase (each, an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices to the Investor during the PEA Period.

(c)         Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), and (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, in each case have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice, such Additional Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice (which shall be confirmed in an Additional Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Additional Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Additional Accelerated Purchase Share Amount which the Company is permitted to include in such Additional Accelerated Purchase Notice. Within one (1) Business Day after completion of each Additional Accelerated Purchase Date, the Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date (each, an “Additional Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices to the Investor during the PEA Period.

(d)          Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares in respect of a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price and Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase (as applicable). The Company shall not issue any fraction of a share of Common Stock upon any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to such account as the Company (or the Investor, as applicable) may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e)         Compliance with Rules of Principal Market.

(i)         Exchange Cap. Subject to Section 2(e)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 5,561,445 (such number of shares equal to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be (i) reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market and (ii) appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs after the date of this Agreement (such maximum number of shares, the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the issuance of Common Stock as contemplated by this Agreement, and the stockholders of the Company have in fact approved the issuance of Common Stock as contemplated by this Agreement in accordance with the applicable rules of The Nasdaq Stock Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock as contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(e)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(e)(ii) below).

(ii)       At-Market Transaction. Notwithstanding Section 2(e)(i) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(e)(i) is obtained). The parties acknowledge and agree that the Signing Market Price used to determine the Base Price hereunder represents the lower of (i) the official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on the trading day immediately preceding the date of this Agreement and (ii) the average official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) for the five (5) consecutive trading days ending on the trading day immediately preceding the date of this Agreement.

(iii)      General. The Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of the Principal Market. The provisions of this Section 2(e) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act, the rules and regulations of the Principal Market.

(f)         Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than 24 hours) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3.         INVESTOR'S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)         Investment Purpose.  The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws).  The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(b)          Accredited Investor Status. The Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(c)         Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d)         Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor's right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)         No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)         Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned, pledged, hypothecated or otherwise transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(g)         Validity; Enforcement. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(h)         Residency. The Investor is a resident of the State of Illinois.

(i)         No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(a)         Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K, except as set forth in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 filed with the SEC on April 1, 2025 (the “2024 Form 10-K”).

(b)         Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except as provided in this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B attached hereto to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a certificate of a duly elected, qualified and acting officer of the Company certifying as to the adoption of the Signing Resolutions at a duly constituted meeting of the Board of Directors or a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, or stockholders (except as provided in this Agreement) is necessary under applicable laws and the Company’s Certificate of Incorporation or Bylaws to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated thereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)         Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in the 2024 Form 10-K. Except as disclosed in the SEC Documents (as defined below), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) other than securities issued pursuant to the Company’s equity incentive plan, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not disclosed in the SEC Documents.

(d)         Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the terms and conditions of this Agreement, the Commitment Shares (as defined in Section 5(e)) shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. 13,813,141 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares.

(e)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Commitment Shares and the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations, the rules of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its certificate or articles of incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or bylaws or other organizational documents. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. Except as disclosed in the SEC Documents, the Principal Market has not commenced any delisting proceedings against the Company.

(f)         SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, as in effect as of the time of filing and in conformity with generally accepted accounting principles in the United States as in effect as of the time of filing (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes, may be condensed or summary statements, and are subject to normal year-end audit adjustments) during the periods involved; the other financial and statistical data with respect to the Company contained or incorporated by reference in the SEC Documents, are accurately and fairly presented in all material respects and prepared on a basis materially consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the SEC Documents (including the exhibits thereto and documents incorporated by reference thereto), which are required to be described in the SEC Documents (including the exhibits thereto and documents incorporated by reference thereto); and all disclosures contained or incorporated by reference in the SEC Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have pending before the SEC any request for confidential treatment of information; provided it is understood that the Company files certain contracts redacting confidential information utilizing the procedure specified in Regulation S-K Item 601(b)(2)(ii).

(g)         Absence of Certain Changes; No Undisclosed Events, Liabilities or Developments; Solvency. Except as disclosed in the SEC Documents, since December 31, 2024, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans, pursuant to regular quarterly issuances to advisory board members consistent with the Company’s past practice and materially consistent with the Company’s historic disclosures in its periodic reports pursuant to Item 701 of Regulation S-K regarding recent sales of unregistered securities, and as may be issued and sold pursuant to this Agreement.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)         Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i)         Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)         No General Solicitation; No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(k)         Intellectual Property Rights. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)         Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)         Title. The Company and its Subsidiaries have good and marketable title in fee simple to any real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”), except as otherwise set forth in the SEC Documents, and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (ii) Liens for the payment of federal, state or other taxes for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)         Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including, but not limited to, directors’ and officers’ (D&O) insurance coverage. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o)         Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of any Action relating to the revocation or modification of any Material Permit.

(p)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(q)         Transactions With Affiliates and Employees.  Except as disclosed in the SEC Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(r)         Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor's ownership of the Securities.

(s)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person authorized to act on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents.   The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company by a Person authorized by the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary has, and to the Company’s Knowledge, no agent or other person acting on behalf of the Company and each Subsidiary has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company and each Subsidiary (or made by any person acting on behalf of the Company and each Subsidiary of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(u)         DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(v)         Sarbanes-Oxley Act; Internal Controls. Except as disclosed in the SEC Documents, the Company and the Subsidiaries are in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the Commencement Date.  Except as disclosed in the SEC Documents, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(w)         Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents.

(x)         Investment Company. Neither the Company nor any of its Subsidiaries is or, immediately after giving effect to the offering and sale of the Securities to the Investor pursuant to this Agreement, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(y)         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The issued and outstanding shares of Common Stock are listed and posted for trading on the Principal Market, and except as disclosed in the SEC Documents, the Company has not received notice from the Principal Market that it is in violation of the current listing requirements of the Principal Market; and the Securities will be listed and posted for trading on the Principal Market at or prior to Commencement, with respect to the Commitment Shares, and prior to the time of sale to the Investor pursuant to this Agreement, with respect to the Purchase Shares. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market.

(z)         Accountants. As of the date hereof, the Company’s accounting firm is WithumSmith + Brown, PC (the “Auditor”). The Auditor has expressed its opinion with respect to the Company’s consolidated financial statements included in the 2024 Form 10-K filed by the Company with the SEC. The Auditor is a registered public accounting firm as required by the Exchange Act. Except as disclosed in the SEC Documents, the Auditor has not, during the periods covered by the financial statements included in the 2024 Form 10-K, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(aa)         No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb)         Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(cc)         Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd)         U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ee)        Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff)         Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(gg)          Labor Matters.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)       Cybersecurity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i)(x) To the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with customary industry standards and practices for companies comparable in size to the Company.

(ii)         Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(b)    (jj) Enforceability of Material Agreements. Except as set forth in the SEC Documents, the descriptions in the SEC Documents of the material agreements between the Company or any of its Subsidiaries, on the one hand, and any one or more third parties, on the other hand, therein described present fairly in all material respects the information required to be shown, and there are no such material agreements of a character required to be described in the SEC Documents or to be filed as exhibits thereto which are not described or filed as required; all material agreements between the Company or any of its Subsidiaries, on the one hand, and any one or more third parties, on the other hand, expressly referenced in the SEC Documents are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable against the Company and as applicable its Subsidiaries party thereto and to the knowledge of the Company the other party or parties thereto in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such material agreement to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)       Smaller Reporting Company Status. As of the date hereof, the Company was, and as of the Commencement Date, the Company believes in good faith that it will be, a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

(ll)        Regulatory. Except as set forth in the SEC Documents, and except as would not or would not be reasonably expected to have a Material Adverse Effect, each of the Company and its Subsidiaries (i) is and at all times have been in material compliance with all applicable statutes, rules, and regulations applicable to the ownership, testing, development, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export, or disposal of any product developed or distributed by the Company and its Subsidiaries, including, without limitation applicable federal, state, and international laws and regulations governing the collection, use, retention, disclosure, sharing and security of data relevant to the Company and its Subsidiaries (collectively, the “Applicable Laws”); (ii) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting material noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations, and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration, or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action threatened; (v) has not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify, or revoke any Authorizations, nor to the Company’s knowledge is any such limitation, suspension, modification, or revocation threatened; (vi) has filed, obtained, maintained, or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were materially complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(mm)    No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

 5.         COVENANTS.

(a)       Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also file with the SEC, within ten (10) days from the date hereof, a new registration statement (the “Registration Statement”) covering only the resale of the Purchase Shares and all of the Commitment Shares, in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (the “Registration Rights Agreement”). The Company shall permit the Investor to review and comment upon (1) the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the Current Report within one (1) Business Day from the date the Investor receives the final versions thereof from the Company. The Investor shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report with the SEC.

(b)         Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c)         Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d)         Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)         Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor a total of 1,186,859 shares of Common Stock (the “Commitment Shares”) immediately upon the execution of this Agreement and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions with respect to the issuance of such Commitment Shares. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(f)         Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, the Company shall have failed to demonstrate to the Investor in writing within such time period that such information does not constitute material, non-public information, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)          Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)          Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)         Use of Proceeds. The Company will use the net proceeds from the offering as described in the Registration Statement or the SEC Documents.

(j)         Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents.

(k)         Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale by the Company to the Investor of any of the Securities under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Investor to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(l)         Limitation on Substantially Similar Transactions. From and after the date of this Agreement until the later of (i) the 24-month anniversary of the date of this Agreement and (ii) the 24-month anniversary of the Commencement Date (if the Commencement has occurred), irrespective of any earlier termination of this Agreement, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or any combination of units thereof) in any “equity line of credit” or other substantially similar offering whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of each such purchase, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock. “Exempt Issuance” means the issuance of (a) any Securities issued or issuable to the Investor pursuant to this Agreement, and any securities, including, without limitation, Common Stock or Common Stock Equivalents (or any combination of units thereof), issued or issuable to the Investor or any affiliate of the Investor pursuant to any other existing agreement or arrangement between the Company or any of its Subsidiaries, on the one hand, and the Investor or any of its affiliates, on the other hand, if any, (b) any securities issued or issuable upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents owned or held, directly or indirectly, by the Investor or any of its affiliates or designees at any time, (c) any securities, including, without limitation, Common Stock or Common Stock Equivalents (or any combination of units thereof), issuable to the Investor or any of its affiliates or designees pursuant to any other future agreement or arrangement between the Investor or any of its affiliates or designees, on the one hand, and the Company or any of its Subsidiaries, on the other hand, entered into after the date of this Agreement, if any, or (d) shares of Common Stock issued pursuant to an “at-the-market offering” under Rule 415(a)(4) under the Securities Act by the Company exclusively through one or more registered broker-dealer(s) acting as agent(s) of the Company pursuant to a written agreement between the Company and such registered broker-dealer(s).

6.         TRANSFER AGENT INSTRUCTIONS.

(a)         On the date of this Agreement, the Company shall issue irrevocable instructions to the Transfer Agent substantially in the form attached hereto as Exhibit D to issue the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). The certificate(s) or book-entry statement(s) representing the Commitment Shares, except as set forth below, shall bear the following restrictive legend (the “Restrictive Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b)         On the earlier of (i) the Commencement Date and (ii) such time that the Investor shall request, provided all conditions of Rule 144 under the Securities Act are met, the Company shall, no later than one (1) Business Day following the delivery by the Investor to the Company or the Transfer Agent of one or more legended certificates or book-entry statements representing the Commitment Shares (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (i) and (ii) of this sentence), as directed by the Investor, issue and deliver (or cause to be issued and delivered) to the Investor, as requested by the Investor, either: (A) a certificate or book-entry statement representing such Commitment Shares that is free from all restrictive and other legends or (B) a number of shares of Common Stock equal to the number of Commitment Shares represented by the certificate(s) or book-entry statement(s) so delivered by the Investor as DWAC Shares. The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Commencement Date, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, (i) irrevocable instructions in the form substantially similar to those used by the Investor in substantially similar transactions (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness of the Registration Statement in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness of Registration Statement”), in each case to issue the Commitment Shares and the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares and Commitment Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than the Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement referred to in this Section 6(b) will be given by the Company to the Transfer Agent with respect to the Purchase Shares or the Commitment Shares from and after Commencement, and the Purchase Shares and the Commitment Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. If the Investor effects a sale, assignment or transfer of the Purchase Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Investor shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company agrees that if the Company fails to fully comply with the provisions of this Section 6(b) within five (5) Business Days of the Investor providing the deliveries referred to above, the Company shall, at the Investor’s written instruction, purchase such shares of Common Stock containing the restrictive legend from the Investor at the greater of the (i) purchase price paid for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

7.         CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction of each of the following conditions:

(a)          The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)          The Registration Statement covering the resale of the Purchase Shares and all of the Commitment Shares shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c)          The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.

8.         CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)         The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)         The Company shall have issued or caused to be issued to the Investor (i) one or more certificates or book-entry statements representing the Commitment Shares free from all restrictive and other legends or (ii) a number of shares of Common Stock equal to the number of Commitment Shares as DWAC Shares, in each case in accordance with Section 6(b);

(c)         The Common Stock shall be listed or quoted on the Principal Market, subject only to customary listing conditions, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC, the Principal Market, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance and any standard listing conditions for transactions of this nature;

(d)         The Investor shall have received the opinions and negative assurances of the Company’s legal counsel, dated as of the Commencement Date, substantially in the forms heretofore agreed by the parties hereto;

(e)         The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the President, CEO and CFO of the Company, dated as of the Commencement Date, to the foregoing effect substantially in the form attached hereto as Exhibit A;

(f)         The Board of Directors of the Company shall have adopted resolutions in substantially the form attached hereto as Exhibit B which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g)         As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, 13,813,141 shares of Common Stock;

(h)         The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

(i)         The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(j)         The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

(k)         The Company shall have delivered to the Investor an officer’s certificate executed by the President, Chief Executive Officer and Chief Financial Officer of the Company, and certifying as to the Company’s organizational documents and certain other related corporate matters, dated as of the Commencement Date and certifying as to certain organizational documents and related corporate matters, substantially in the form attached hereto as Exhibit C;

(l)         The Registration Statement covering the resale of the Purchase Shares and all of the Commitment Shares shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than one (1) Business Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(m)         No Suspension Event has occurred, or any event which, after notice and/or lapse of time, would become a Suspension Event has occurred;

(n)         All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(o)         No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(p)         No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.         INDEMNIFICATION.

In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, members, officers, directors, employees and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.         SUSPENSION EVENTS.

A "Suspension Event" shall be deemed to have occurred at any time as any of the following events occurs:

(a)         the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

(b)         the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c)         the delisting of the Common Stock from The Nasdaq Capital Market (or any nationally recognized successor thereto), provided, however, that the Common Stock is not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or The OTCQX Best Market or The OTCQB Venture Market operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d)         the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within two (2) Business Days after the Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date, as applicable, on which the Investor is entitled to receive such Purchase Shares;

(e)         the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f)         if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)         if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary;

(i)         if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares;

(j)         if at any time after the Commencement Date, the Exchange Cap is reached (to the extent such Exchange Cap is applicable pursuant to Section 2(e) hereof), and the stockholder approval referred to in Section 2(e)(i) has not been obtained in accordance with the applicable rules of The Nasdaq Stock Market; or

(k)         if at any time the Investor’s broker is unable to accept Commitment Shares or Purchase Shares for deposit for reasons not within the Investor's control.

In addition to any other rights and remedies under applicable law and this Agreement, so long as a Suspension Event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would reasonably be expected to become a Suspension Event has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice.

11.         TERMINATION

This Agreement may be terminated only as follows:

(a)         If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not discharged within 90 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be a Suspension Event as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)         In the event that (i) the Company fails to file the Registration Statement with the SEC within the period specified in Section 5(a) hereof in accordance with the terms of the Registration Rights Agreement or (ii) the Commencement shall not have occurred on or before August 31, 2025, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then, in the case of clause (i) above, this Agreement may be terminated by the Investor at any time prior to the filing of the Registration Statement and, in the case of clause (ii) above, this Agreement may be terminated by either party at the close of business on August 31, 2025 or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(e), as applicable, could not then be satisfied.

(c)          At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d)         This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)         If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of a Suspension Event under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections10, 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Regular Purchases, Accelerated Purchases or Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.         MISCELLANEOUS.

(a)         Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement, the Registration Rights Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)         Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)         Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)         Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f)         Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Genprex, Inc.

3300 Bee Cave Road #650-227

Austin, TX 78746

Telephone:         (877) 774-4679

E-mail:               ryan@genprex.com

Attention:          Ryan M. Confer

                   President, Chief Executive Officer and Chief Financial Officer

With a copy to (which shall not constitute notice or service of process):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone:         (212) 262-2700

Facsimile:          (973) 535-3341

E-mail:               kbasmagian@lowenstein.com

Attention:          Kate Basmagian, Esq.

If to the Investor:

Lincoln Park Capital Fund, LLC

415 N. LaSalle Drive, Suite 700B

Chicago, IL 60654

Telephone:         (312) 822-9300

Facsimile:          (312) 822-9301

E-mail:               jscheinfeld@lpcfunds.com/jcope@lpcfunds.com

Attention:          Joshua Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Telephone:         (212) 549-0285

Facsimile:          (212) 521-5450

E-mail:               amarsico@reedsmith.com

Attention:          Anthony J. Marsico, Esq.

If to the Transfer Agent:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Telephone:         (212) 828-8436

Facsimile:          (646) 536-3179

E-mail:              compliance@vstocktransfer.com

Attention:          Legal and Compliance Dept.

or at such other address and/or facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)         Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any portion of such press release, SEC filing or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby at least 24 hours prior to any release, issuance, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this Section 12(i) shall constitute a Material Adverse Effect

(j)         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l)         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment as provided in this Agreement for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(m)         Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)         Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)         Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY: GENPREX, INC.

By:	/s/ Ryan M. Confer
Name:	Ryan M. Confer
Title:	President, Chief Executive Officer and
Chief Financial Officer

INVESTOR: LINCOLN PARK CAPITAL FUND, LLC BY: LINCOLN PARK CAPITAL, LLC BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Joshua Scheinfeld
Name:	Joshua Scheinfeld
Title:	President

EXHIBITS

Exhibit A	Form of Officer’s Certificate
Exhibit B	Form of Resolutions of Board of Directors of the Company
Exhibit C	Form of Officer’s Certificate
Exhibit D	Form of Letter to Transfer Agent

APPENDIX C

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GENPREX, INC.

Genprex, Inc. (the “Company”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That the Amended and Restated Certificate of Incorporation of the Company (as heretofore amended, the “Amended and Restated Certificate of Incorporation”) is hereby amended as follows:

Article IV of the Amended and Restated Certificate of Incorporation be and hereby is amended by adding, immediately after the fourth paragraph of Section A of Article IV (the second, third and fourth paragraphs of Section A of Article IV having been added to the Amended and Restated Certificate of Incorporation by that certain Certificate of Amendment filed on January 31, 2024), the following:

“Upon the effectiveness (“Effective Time”) of this amendment to the Certificate of Incorporation, a one-for-[ ]1 reverse stock split (the “Reverse Split”) of the Company’s Common Stock shall become effective, pursuant to which each [ ] shares of Common Stock outstanding and held of record by each stockholder of the Company or held in treasury by the Company immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of Common Stock. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Split.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. If, upon aggregating all of the Common Stock held by a holder of Common Stock immediately following the Reverse Split a holder of Common Stock would otherwise be entitled to a fractional share of Common Stock, the Company shall issue to such holder such fractions of a share of Common Stock as are necessary to round the number of shares of Common Stock held by such holder up to the nearest whole share.

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified, subject to adjustment for fractional shares as described above.”

SECOND: That the amendment set forth in this Certificate of Amendment was duly adopted by the Board of Directors of the Company and the stockholders of the Company in accordance with Section 242 of the DGCL.

THIRD: That said amendment will have an Effective Time of [__], Eastern Time, on [__].

[Signature Page Follows]

1 Shall be a whole number equal to or greater than ten and equal to or lesser than fifty, which number is referred to as the “Approved Split Ratio” (it being understood that any Approved Split Ratio within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors of the Company and the stockholders of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware). The Board of Directors of the Company shall select the Approved Split Ratio prior to the filing of the Certificate of Amendment and any amendment not setting forth the Approved Split Ratio selected by the Board of Directors and included in the Certificate of Amendment filed with the Secretary of State shall be automatically abandoned upon the filing of such Certificate of Amendment.

C-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this _____ day of ______________, 202_.

GENPREX, INC.

By:
Name:
Title:

C-2

Genprex

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

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Genprex, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of July 7, 2025

Friday, August 15, 2025 9:30 AM, Central Time

This event will be held live via the Internet- please visit www.proxydocs.com/GNPX for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:30 AM, Central Time, August 15, 2025.

Internet:
www.proxypush.com/GNPX
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-356-9132
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/GNPX

This proxy is being solicited on behalf of the Board of Directors.

The undersigned hereby appoints Jose Antonio Moreno Toscano and Ryan Confer (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Genprex, Inc. which the undersigned is entitled to vote at said meeting and/or any adjournment(s) or postponement(s) thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting and/or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Genprex

Genprex, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7

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Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______